                                                                    Exhibit 99.1


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                          SECURITIES PURCHASE AGREEMENT


                                  By and among


                       PATRIOT AMERICAN HOSPITALITY, INC.,

                          WYNDHAM INTERNATIONAL, INC.,

                 PATRIOT AMERICAN HOSPITALITY PARTNERSHIP, L.P.,

                WYNDHAM INTERNATIONAL OPERATING PARTNERSHIP, L.P.


                                       and


                           THE INVESTORS NAMED HEREIN





                          Dated as of February 18, 1999


                           ---------------------------



                      Series B Convertible Preferred Stock


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                                TABLE OF CONTENTS

                                                                                                 Page

                                    ARTICLE I

                        AUTHORIZATION AND SALE OF SHARES
Section 1.1           Authorization............................................................3
Section 1.2           Issuance and Sale of Shares..............................................5

                                   ARTICLE II

                                     CLOSING

Section 2.1           Closing Date.............................................................5
Section 2.2           Further Assurances.......................................................6

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Section 3.1           Organization and Qualification...........................................6
Section 3.2           Subsidiaries.............................................................7
Section 3.3           Capitalization...........................................................7
Section 3.4           Authority...............................................................10
Section 3.5           Consents and Approvals; Non-Contravention...............................12
Section 3.6           Enforceability of Transaction Documents.................................12
Section 3.7           SEC Reports.............................................................13
Section 3.8           Accountants.............................................................13
Section 3.9           Financial Statements....................................................13
Section 3.10          Absence of Certain Material Changes.....................................15
Section 3.11          Actions.................................................................15
Section 3.12          No Undisclosed Liabilities..............................................16
Section 3.13          Investment Company Act..................................................16
Section 3.14          Reporting...............................................................16
Section 3.15          Registration and Qualification..........................................16
Section 3.16          Indebtedness and Certain Other Contracts................................16
Section 3.17          No Defaults.............................................................17
Section 3.18          Violations of Law.......................................................18

                                        i

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
Section 3.19          Properties..............................................................18
Section 3.20          Intellectual Property...................................................21
Section 3.21          Taxes...................................................................22
Section 3.22          Employee Matters; ERISA.................................................25
Section 3.23          Environmental Matters...................................................27
Section 3.24          Labor Matters...........................................................29
Section 3.25          Year 2000 Compliance....................................................31
Section 3.26          Insurance...............................................................32
Section 3.27          Affiliate Transactions..................................................32
Section 3.28          Delaware General Corporation Law Section 203............................32
Section 3.29          Actions Regarding the Patriot Shareholder Rights Plan...................32
Section 3.30          Brokers and Finders; Transaction Expenses...............................33
Section 3.31          Opinion of Financial Advisor............................................33
Section 3.32          Full Disclosure.........................................................33

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Section 4.1           Investment..............................................................34
Section 4.2           Rule 144................................................................35
Section 4.3           Organization of the Investors...........................................35
Section 4.4           Current Ownership.......................................................35
Section 4.5           No Voting Agreements....................................................35
Section 4.6           Authority of the Investors..............................................35
Section 4.7           Non-Contravention.......................................................35
Section 4.8           Brokers and Finders; Transaction Expenses...............................36

                                    ARTICLE V

                              CONDITIONS PRECEDENT

Section 5.1           Conditions to Each Party's Obligation...................................37
Section 5.2           Conditions to the Investors' Obligation.................................37
Section 5.3           Conditions to the Obligations of the Companies and the Operating
       Partnerships...........................................................................41

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                                       ii
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                                   ARTICLE VI

                           COVENANTS OF THE COMPANIES
Section 6.1           Conduct of Business Pending the Closing.................................42
Section 6.2           Reporting...............................................................45
Section 6.3           Payment of Expenses.....................................................46
Section 6.4           Availability of Wyndham Common Stock....................................47
Section 6.5           Disclosure Documents; Stockholder and Partner Approvals.................47
Section 6.6           Restructuring Plan......................................................49
Section 6.7           No Solicitation of Competing Transactions...............................49
Section 6.8           Benefit Plans...........................................................51
Section 6.9           No General Solicitation.................................................52
Section 6.10          Preemptive Rights.......................................................52
Section 6.11          Non-Competition and Other Restrictions..................................53
Section 6.12          Access to Information...................................................54
Section 6.13          Rights Offering.........................................................55
Section 6.14          HSR Approval............................................................56

                                   ARTICLE VII

                           COVENANTS OF THE INVESTORS

Section 7.1           Certain Restrictions....................................................56
Section 7.2           Quorum..................................................................57
Section 7.3           Transfers...............................................................58
Section 7.4           HSR Approval............................................................58
Section 7.5           No Voting Agreements....................................................58
Section 7.6           Board of Director Matters...............................................58
Section 7.7           Compliance with the New Wyndham Certificate and Series B
                      Certificate of Designation..............................................58
Section 7.8           Confidentiality.........................................................58

                                  ARTICLE VIII

                  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

Section 8.1           Restrictive Legend......................................................59
Section 8.2           Notice of Proposed Transfers............................................60

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                                       iii
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                                   ARTICLE IX

                                   TERMINATION
Section 9.1           Termination.............................................................61

                                    ARTICLE X

                                 INDEMNIFICATION

Section 10.1           Survival of Representations and Warranties..............................61
Section 10.2           Indemnification.........................................................62
Section 10.3           Terms of Indemnification................................................66

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1           Governing Law...........................................................68
Section 11.2           Jurisdiction; Forum; Service of Process; Waiver of Jury Trial...........68
Section 11.3           Successors and Assigns..................................................68
Section 11.4           Effectiveness...........................................................69
Section 11.5           Entire Agreement; Amendment.............................................70
Section 11.6           Notices, Etc............................................................70
Section 11.7           Certain Definitions.....................................................71
Section 11.8           Delays or Omissions.....................................................71
Section 11.9           Counterparts............................................................71
Section 11.10          Severability............................................................71
Section 11.11          Titles and Subtitles....................................................72
Section 11.12          No Public Announcement..................................................72
Section 11.13          Further Actions; Reasonable Efforts.....................................72
Section 11.14          Enforcement of Agreement................................................73

Exhibits

Exhibit A      --      Restructuring Plan
Exhibit B      --      Form of New Wyndham Certificate
Exhibit C      --      Form of New Wyndham By-Laws

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                                       iv

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
Exhibit D      --      Form of Wyndham Rights Plan
Exhibit E      --      Forms of New Patriot OP Partnership Agreement and New
                       Wyndham OP Partnership Agreement
Exhibit F      --      Form of Certificate of Designation for Series A Convertible
                       Preferred Stock
Exhibit G      --      Form of Certificate of Designation for Series B Convertible Pre
                       ferred Stock
Exhibit H      --      Form of Registration Rights Agreement

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                                       v

                          SECURITIES PURCHASE AGREEMENT


                  This SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of February 18, 1999 by and among Patriot American Hospitality, Inc., a Delaware corporation ("Patriot"), Wyndham International, Inc., a Delaware corpora tion ("Wyndham", and together with Patriot, the "Companies"), Patriot American Hospitality, L.P., a Virginia limited partnership ("Patriot OP"), and Wyndham International Operating Partnership, L.P., a Delaware limited partnership ("Wyndham OP" and, together with Patriot OP, the "Operating Partnerships"), and the parties identified on the signature page hereof as the Investors (the "Investors").

                  WHEREAS, subject to the terms and conditions hereof, including without limitation the Restructuring Plan attached hereto as Exhibit A (the "Restructuring Plan"), pursuant to which (i) a restructuring of the Companies and the Operating Partnerships will be implemented upon the completion of which Wyndham will continue as a public company and Patriot will become a wholly owned subsidiary of Wyndham, (ii) the pairing and cooperation agreements between Wyndham and Patriot will be terminated (the "Pairing Termination") and Patriot's status as a real estate investment trust will be terminated, effective as of January 1, 1999 (the "REIT Termination"), (iii) shares of Wyndham's Class A Common Stock, par value $0.01 per share (the "Wyndham Class A Common Stock"), will be issued pursuant to the Merger, the Exchange Offers and the Patriot OP Distribution (as each such term is defined in the Restructuring Plan) (collectively, the "Restructuring Shares"), (iv) a reverse stock split of the Wyndham Class A Common Stock will be implemented immediately following the issuance of the Restructuring Shares (the "Reverse Stock Split") with the effect that one share of Paired Common Stock (as defined in Section 3.3(c)) immediately prior to the Merger will become one share of Wyndham Class A Common Stock immediately following the Merger and the Reverse Stock Split, and (v) the Companies' and the Operating Partnerships' indebtedness will be restructured (the "Debt Restructuring"), all as set out in more detail in Section 5.2(k);

                  WHEREAS, subject to the terms and conditions hereof, including without limitation the Restructuring Plan, the Certificate of Incorporation of Wyndham will be amended and restated (the "Wyndham Charter Amendment") in the form attached hereto as Exhibit B (the "New Wyndham Certificate"), the By-Laws of Wyndham will be amended and restated in the form attached hereto as Exhibit C (the "New Wyndham By-Laws"), a Shareholder Rights Plan of Wyndham will be adopted substantially in the form attached hereto as Exhibit D (the "Wyndham Rights Plan"), the Limited Partnership Agreement of Patriot OP (the "Existing Patriot OP Partnership Agreement") will be amended and restated (the "Patriot OP Restatement") in the form attached hereto either as Exhibit E-1 or Exhibit E-2 (the "New Patriot OP Partnership Agreement") and the Limited Partnership Agreement of Wyndham OP (the "Existing Wyndham OP Partnership Agreement") will be amended and restated (the "Wyndham OP Restatement") in the form attached hereto either as Exhibit E-3 or as Exhibit E-4 (the "New Wyndham OP Partnership Agreement");

                  WHEREAS, subject to the terms and conditions hereof, Wyndham may extend the Rights Offering (as defined in Section 6.14) to stockholders of the Companies and limited partners of the Operating Partnerships pursuant to which such stockholders and limited partners will be given the opportunity to purchase an aggregate of up to 3,000,000 shares (the "Rights Offering Shares", which term shall be deemed to include unless the context otherwise requires additional Rights Offering Shares that are issued pursuant to the Series A Certificate of Designation (as defined below)) of Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of Wyndham convertible into shares of Wyndham Class A Common Stock and having the other terms set forth in the Certificate of Designation attached hereto as Exhibit F (the "Series A Certificate of Designation"), for an aggregate purchase price of up to $300,000,000;

                  WHEREAS, subject to the terms and conditions hereof, Wyndham will sell and the Investors will purchase (the "Investment") an aggregate of up to 10,000,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), of Wyndham convertible into shares of Wyndham Class B Common Stock, par value $0.01 per share (the "Wyndham Class B Common Stock"), and having the other terms set forth in the Certificate of Designation attached hereto as Exhibit G (the "Series B Certificate of Designation"), for an aggregate purchase price of up to $1,000,000,000;

                  WHEREAS, the Investors will have the benefit of the registration rights provided for in the Registration Rights Agreement being executed simultaneously herewith in the form attached hereto as Exhibit H (the "Registration Rights Agreement");

                  WHEREAS, the Board of Directors of Patriot has (i) received a written opinion from its financial advisor that the Investment is fair to the holders of the common stock, par value $0.01 per share, of Patriot ("Patriot Common Stock") from a financial point of view, (ii) approved this Agreement, the Restructuring Plan and the other transactions contemplated by this Agreement to which Patriot or Patriot OP is a party and (iii) determined to recommend that the stockholders of Patriot give the Patriot Stockholder Approval (as such term is defined in Section 5.1(c)), the limited partners of Patriot OP give the Patriot Partnership Approval (as such term is defined in the Restructuring Plan) and the relevant securityholders accept the Exchange Offers; and

                  WHEREAS, the Board of Directors of Wyndham has (i) received a written opinion from its financial advisor that the Investment is fair to the holders of the common stock, par value $0.01 per share, of Wyndham ("Wyndham Common Stock") from a financial point of view, (ii) approved this Agreement, the Restructuring Plan and the other transactions contemplated by this Agreement to which Wyndham or Wyndham OP is a party and (iii) determined to recommend that the stockholders of Wyndham give the Wyndham Stockholder Approval (as such term is defined in Section 5.1(d)), the limited partners of Wyndham OP give the Wyndham Partnership Approval (as such term is defined in the Restructuring Plan) and the relevant securityholders accept the Exchange Offers.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                        AUTHORIZATION AND SALE OF SHARES

                  Section 1.1 AUTHORIZATION.

                  (a) Subject to obtaining the Stockholder Approval, Wyndham has heretofore authorized the issuance and sale to the Investors at the Closing (as defined in Section 2.1(a)) pursuant to this Agreement of an aggregate of up to 10,000,000 shares of Series B Preferred Stock (the "Shares") and the maximum number of additional Shares as may be issued as provided in the Series B Certificate of Designation. Unless the context otherwise requires, references in this Agreement to the "Shares" shall be deemed to include additional shares of Series B Preferred Stock that are issued pursuant to the Series B Certificate of Designation.

                  (b) Subject to any pro rata adjustment pursuant to Section 1.1(c), the number of Shares to be issued and sold to each Investor at the Closing, and the "Investor Percentage" for such Investor, shall be the amounts indicated on the signature page opposite such Investor's name on the signature page hereof; PROVIDED, that each Investor may, upon three business days' notice to the Companies in writing prior to the Closing, (i) assign its right but not its obligation to purchase some or all of its Shares hereunder to one or more of its directors, officers, employees, affiliates and investment funds or customer accounts which are under the management of the Investors or their affiliates or to one or more other Investors (collectively, the "Permitted Assignees") or (ii) assign its right and obligation to purchase some or all of its Shares, with the Companies' consent (not to be unreasonably withheld or delayed), to another person, provided that no more than 25% in interest in the aggregate in the rights and obligations to purchase Shares may be assigned to persons other than Permitted Assignees prior to or following the Closing (any such assignees being referred to as "Permitted Third Party Transferees"), and in the event of any such assignment, the Investor Percentage for such Investor and the assignee shall be appropriately adjusted and such Investor's and such assignee's respective rights to receive fees hereunder shall also be adjusted in a similar manner. Unless the context otherwise requires, references in this Agreement to "Investors" shall be deemed to include Permitted Assignees and Permitted Third Party Transferees under this Section 1.1(b), and all of their successors by operation of law.

                  (c) If, prior to the Closing, either of the Companies or the Subsidiaries sell the Identified Assets (as such term is defined in Section 1.1(c) of the letter of the Companies to the Investors to be dated as of the Effective Date (as defined in Section 11.4) (the "Company Disclosure Letter")) at or prior to the Closing for net cash proceeds (excluding for purposes of such calculation any contingent payments to be received by the Companies or their subsidiaries) in excess of the amounts set forth in Section 1.1(c) of the Company Disclosure Letter, pursuant to definitive documentation satisfactory to the Investors, whose consent shall not be unreasonably withheld or delayed (which documentation shall not in any event include any indemnification or other contingent payment obligation of the Companies or their subsidiaries which survives the closing of the sale of such assets), the total number of Shares to be purchased at the Closing may be reduced by the Companies by an amount equal to the amount of such excess proceeds divided by 100 and the number of shares to be purchased by each of the Investors shall be reduced by an amount determined by multiplying the Investor Percentage for such Investor by the total number of Shares as so reduced, rounded up to the nearest whole share. The Companies shall give the Investors not less than 10 business days' written prior notice of any proposed reduction to be implemented pursuant to this Section 1.1(c), which notice will include a detailed calculation of such reduction, including of the net cash proceeds received or to be received by the Companies in connection with the related disposition, certified by the Chief Financial Officer or Treasurer of the Companies.

                  Section 1.2 ISSUANCE AND SALE OF SHARES. Upon the terms and subject to the conditions set forth herein, on the Closing Date, in reliance on the representations and warranties of the Investors contained herein, Wyndham will issue and sell to each Investor and, in reliance on the representations and warranties of the Companies and the Operating Partnerships contained herein, such Investor will purchase from Wyndham, the number of Shares to be purchased by such Investor at the Closing pursuant to Section 1.1, for a purchase price of $100 per Share (the "Purchase Price").

                                   ARTICLE II

                                     CLOSING

                  Section 2.1 CLOSING DATE. The closing (the "Closing") of the purchase and sale of the Shares contemplated hereby shall take place on such date and at such time as agreed to by the Companies and the Investors but in no event later than one business day following the date of the Stockholder Approval, subject to satisfaction or waiver of all of the conditions set forth in Article V (the date of the Closing is hereinafter referred to as the "Closing Date"). The parties hereto agree that it is their mutual intent for the Closing Date to occur on or before June 30, 1999, subject to the satisfaction or waiver of the conditions set forth in Article V. The Closing shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, or at such other place as agreed to by the Companies and the Investors.

                  Delivery of the Shares to be purchased by each Investor pursuant to this Agreement shall be made at the Closing by Wyndham delivering to such Investor, against payment of the Purchase Price therefor, one certificate representing the appropriate number of Shares (registered in the name of such Investor), unless at least two business days prior to the Closing Date such Investor shall have requested that Wyndham deliver more than one certificate representing Shares, in which event Wyndham will deliver to such Investor the number of certificates so requested, registered in the Investor's name or the name of any assignee(s) designated in accordance with Section 1.1. Payment of the Purchase Price for the Shares to be purchased by each Investor hereunder shall be made or caused to be made by such Investor to Wyndham by delivery by wire transfer of immediately available funds equal to the Purchase Price therefor.

                  Section 2.2 FURTHER ASSURANCES. From time to time following the Closing, upon the request of any Investor, Wyndham shall execute and deliver, or cause to be executed and delivered, to such Investor such other instruments and take such other action as may be reasonably necessary to more effectively vest in such Investor and put such Investor in possession of the Shares purchased by such Investor.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

                  As an inducement to the Investors to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Companies and the Operating Partnerships, jointly and severally, represents and warrants to the Investors as follows; PROVIDED that for all purposes of this Agreement no representation or warranty set forth in this Article III shall fail to be true, accurate, correct or complete in all material respects by reason of one or more inaccuracies which individually would give rise to a Loss (as defined in Section 10.2(a)) of less than $50,000:

                  Section 3.1 ORGANIZATION AND QUALIFICATION. Each of the Companies and the Subsidiaries (as hereinafter defined) is a corporation, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Companies and the Subsidiaries has all requisite corporate, partnership or other power and authority, and has been duly authorized by all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its assets and properties and to conduct its business as it is now being conducted and is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets and properties makes such qualification or licensing necessary.

                  Section 3.2 SUBSIDIARIES.

                  (a) The only direct or indirect subsidiaries of the Companies are those listed on Section 3.2(a) of the Company Disclosure Letter. Except for the ownership interests set forth in Section 3.2(a) of the Company Disclosure Letter, neither of the Companies owns or controls, directly or indirectly, a 30% or greater capital stock interest in a corporation, a general partnership interest or a 30% or greater limited partnership interest in a partnership, or a managing member or a 30% or greater membership interest in a limited liability company, association or other entity or project. The entities listed on Section 3.2(a) of the Company Disclosure Letter (which include the Operating Partnerships) are hereinafter referred to as the "Subsidiaries".

                  (b) Except for the entities listed on Section 3.2(a) or 3.2(b) of the Company Disclosure Letter, neither of the Companies hold, directly or indirectly, any equity interest or equity investment in any corporation, partnership, association or other entity.

                  (c) Except as set forth in Section 3.2(c) of the Company Disclosure Letter, all of the issued and outstanding shares of capital stock of or other equity interests in each Subsidiary have been validly issued, are fully paid and nonassessable and are owned, directly or indirectly, by the Companies free and clear of any pledges, liens, claims, encumbrances, security interests, charges and options of any nature whatsoever ("Liens") and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

                  Section 3.3               CAPITALIZATION.

                  (a) As of the date hereof, the authorized capital stock of Patriot consists of (i) 650,000,000 shares of Patriot Common Stock, of which 155,524,662 shares are outstanding, (ii) 63,895,403 shares of Patriot Common Stock are held as collateral for the counterparties to various agreements under which the Companies or the Subsidiaries are obligated to issue or deliver as collateral any of their equity securities (the "Forward Equity Contracts"), (iii) 7,754,076 shares of Patriot Common Stock are subject to outstanding options and other awards pursuant to the Companies' benefit plans, (iv) 750,000,000 shares of excess stock, par value $0.01 per share, of which no shares are outstanding, and (v) 100,000,000 shares of preferred stock, par value $0.01 per share (the "Patriot Preferred Stock"), of which 10,000,000 shares are designated as Series A Convertible Preferred Stock (the "Patriot Series A Preferred Stock") (4,860,876 shares of which are issued and outstanding), 10,000,000 shares are designated as Series B Cumulative Perpetual Preferred Stock (the "Patriot Series B Preferred Stock") (558,656 shares of which are issued and outstanding) and 2,500,000 shares are designated as Series X Junior Participating Cumulative Preferred Stock (none of which is issued and outstanding). As of the date hereof, the authorized capital stock of Wyndham consists of (i) 650,000,000 shares of Wyndham Common Stock, which term shall also refer collectively to the Wyndham Class A Common Stock and the Wyndham Class B Common Stock), of which 155,524,662 shares are outstanding, (ii) 63,895,403 shares of Wyndham Common Stock are held as collateral under the Forward Equity Contracts, (iii) 7,754,076 shares of Wyndham Common Stock are subject to outstanding options and other awards pursuant to the Companies' benefit plans, (iv) 750,000,000 shares of excess stock, par value $0.01 per share, of which no shares are outstanding, and (v) 100,000,000 shares of preferred stock, par value $0.01 per share (the "Wyndham Preferred Stock"), of which 3,000,000 shares are designated as Series A Redeemable Convertible Preferred Stock (the "Wyndham Series A Preferred Stock") (1,781,173 shares of which are issued and outstanding) and 3,000,000 shares are designated as Series B Redeemable Convertible Preferred Stock (the "Wyndham Series B Preferred Stock") (1,781,181 shares are issued and outstanding). The owners of the Patriot Preferred Stock and the Wyndham Preferred Stock and the number of shares held by each of such owners as of the date hereof are listed on Section 3.3(a) of the Company Disclosure Letter.

                  (b) A wholly owned subsidiary of Patriot is the sole general partner of Patriot OP and Wyndham is the sole general partner of Wyndham OP. As of the date hereof, the issued and outstanding limited partnership interests of Patriot OP consist of (i) 125,949,649 common units (the "Patriot OP Common Units") and (ii) 6,185,680 preferred units, 1,324,804 of which are designated as Class A Preferred Units (the "Patriot OP Class A Preferred Units") and 4,860,876 of which are designated as Class B Preferred Units (the "Patriot OP Class B Preferred Units" and, together with the Patriot OP Class A Preferred Units and the Patriot OP Common Units, the "Patriot OP Units"). Section 3.3(b) of the Company Disclosure Letter sets forth a complete and accurate list by the holder thereof of the Patriot OP

Units held by Patriot or affiliates of Patriot. As of the date hereof, the issued and outstanding limited partnership interests of Wyndham OP consist of
(i) 123,629,185 common units (the "Wyndham OP Common Units"), and (ii) 2,695,995 preferred units, of which 784,377 units are designated as Class A Preferred Units (the "Wyndham OP Class A Preferred Units"), 1,324,804 units are designated as Class B Preferred Units (the "Wyndham OP Class B Preferred Units") and 586,814 units are designated as Class C Preferred Units (the "Wyndham OP Class C Preferred Units" and, together with the Wyndham OP Common Units, the Wyndham OP Class A Preferred Units and the Wyndham OP Class B Preferred Units, the "Wyndham OP Units"). Section 3.3(b) of the Company Disclosure Letter sets forth a complete and accurate list by the holder thereof of the Wyndham OP Units are held by Wyndham or affiliates of Wyndham. The owners of the Patriot OP Units and the Wyndham OP Units and the number of units held by each of such owners as of the date hereof are listed on Section 3.3(b) of the Company Disclosure Letter.

                  (c) The outstanding shares of Patriot Common Stock and Wyndham Common Stock trade together as a unit of one share of Patriot Common Stock and one share of Wyndham Common Stock (the "Paired Common Stock"). Each of the outstanding shares of Patriot Series A Preferred Stock and Wyndham Preferred Stock is convertible into one share of Paired Common Stock. The outstanding Patriot OP Common Units and Wyndham OP Common Units may only be redeemed by the holders thereof as a unit of one Patriot OP Common Unit and one Wyndham OP Common Unit (the "Paired Common Units") and upon the redemption of each Paired Common Unit the Operating Partnerships may deliver cash or, at their election, one share of Paired Common Stock. The Patriot OP Class A Preferred Units and the Wyndham OP Class B Preferred Units may only be redeemed by the holders thereof as a unit of one Patriot OP Class A Preferred Unit and one Wyndham OP Class B Preferred Unit (the "Paired Preferred Units") and upon the redemption of each Paired Preferred Unit the Operating Partnerships may deliver cash or, at their election, one share of Paired Common Stock. Upon the redemption of each of the outstanding Wyndham OP Class A Preferred Units and Wyndham OP Class C Preferred Units (the "Tracking Preferred Units"), the Operating Partnerships may deliver one share of Paired Common Stock. The shares of Patriot Series A Preferred Stock, shares of Wyndham Preferred Stock, Paired Common Units, Paired Preferred Units and Tracking Preferred Units are referred to herein collectively as the "Paired Common Stock Equivalents." As of the date hereof, there are outstanding 155,524,662 shares of Paired Common Stock (excluding 63,895,403 shares of Paired Common Stock issued as collateral to the counterparties under the Forward Equity Contracts) and 24,964,936 Paired Common Stock Equivalents (collectively, the "Outstanding Paired Share Amount").

                  (d) All of the outstanding shares of capital stock of Patriot and Wyndham and all of the outstanding Patriot OP Units and Wyndham OP Units are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued and are not now in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform to the description thereof in the SEC Reports. Except as set forth in Section 3.3(a) or 3.3(b) or disclosed in Section 3.3(d) of the Company Disclosure Letter and except for the transactions contemplated hereby, (i) there are not authorized, issued, reserved for issuance or outstanding (A) any shares of capital stock, partnership interests or other voting securities of any of the Companies or the Operating Partnerships, (B) any securities convertible into or exchangeable or exercisable for shares of capital stock, partnership interests or other voting securities of the Companies or the Operating Partnerships, or any obligation of any of the Companies or the Operating Partnerships to issue any capital stock, partnership interests or other voting securities of any of the Companies or the Operating Partnerships, or (C) any warrants, calls, options or other rights to acquire from any of the Companies or the Operating Partnerships or any obligation of any of the Companies or the Operating Partnerships to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of any of the Companies or the Operating Partnerships, and (ii) there are no outstanding obligations of any of the Companies or the Operating Partnerships to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Except as set forth in Section 3.3(d) of the Company Disclosure Letter, none of the Companies or the Subsidiaries is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any securities of the type referred to in the preceding sentence.

                  Section 3.4 AUTHORITY.

                  (a) Each of the Companies, the Operating Partnerships and any other Subsidiaries party thereto has all necessary corporate or partnership power and corporate or partnership authority to enter into this Agreement and the other agreements, documents and instruments to be executed by the Companies, the Operating Partnerships and such other Subsidiaries, as the case may be, in furtherance of the transactions contemplated hereby, including, without limitation, the commitment letter, dated as of the date of this Agreement, among the Companies and the Investors (the "Equity Commitment Letter") and the agreements, the forms of which are attached hereto as exhibits (such commitment letter and attached agreements, collectively with this Agreement, the "Transaction Documents"), and to consummate the transactions contemplated hereby. Except for the Patriot Stockholder Approval and the Wyndham Stockholder Approval and the approval of the amendment and restatement of the Existing Patriot OP Partnership Agreement and the Existing Wyndham OP Partnership Agreement in the manner contemplated by the Patriot OP Consent Solicitation and the Wyndham OP Consent Solicitation (each as defined in the Restructuring Plan) by the limited partners of each of Patriot OP and Wyndham OP holding a majority of the limited partner interests in accordance with applicable law, which for such purposes shall exclude limited partnership interests held by Patriot or Wyndham but not exclude any limited partnership interests held by any other affiliates of the Companies or the Investors (such approval relating to Patriot OP shall hereinafter be referred to as the "Patriot Partner Approval" and such approval relating to Wyndham OP shall hereinafter be referred to as the "Wyndham Partner Approval") the execution and delivery of the Transaction Documents and the consummation by the Companies, the Operating Partnerships and such other Subsidiaries of the transactions contemplated thereby have been duly authorized by all necessary corporate or partnership action on the part of the Companies, the Operating Partnerships and such other Subsidiaries. The only component of the Restructuring Plan for which the approval of the limited partners of Wyndham or Patriot is required is the amendment and restatement of the Existing Patriot OP Partnership Agreement and the Existing Wyndham OP Partnership Agreement in the manner contemplated by the Patriot OP Consent Solicitation and the Wyndham OP Consent Solicitation.

                  (b) The Shares, the Rights Offering Shares and the Restructuring Shares have been duly authorized by Wyndham, and the Shares, the Rights Offering Shares and the Restructuring Shares, when issued, sold and delivered in accordance with this Agreement, will be validly issued, fully paid and nonassessable. The shares of Wyndham Common Stock issuable upon conversion of the Shares and the Rights Offering Shares have been duly authorized by Wyndham and, when issued in accordance with the terms of the Shares and the Rights Offering Shares will be validly issued, fully paid and nonassessable. The shares of Wyndham Common Stock issuable on conversion of the Shares and the Rights Offering Shares at the initial conversion price have been reserved for issuance, and no further approval or authority of the stockholders or the Boards of Directors under the Delaware General

Corporation Law (the "DGCL") or the rules of the New York Stock Exchange (the "NYSE"), other than the Stockholder Approval, will be required for such issuance of Wyndham Common Stock. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Shares, the Rights Offering Shares or the Restructuring Shares by Wyndham pursuant to the Transaction Documents or the issuance of Wyndham Common Stock on conversion of the Shares or the Rights Offering Shares.

                  Section 3.5 CONSENTS AND APPROVALS; NON-CONTRAVENTION. Other than as identified in Section 3.5 of the Company Disclosure Letter, the execution and delivery by the Companies, the Operating Partnerships and the Subsidiaries of the Transaction Documents to which they are parties, the performance of their obligations thereunder and the consummation by them of the transactions contemplated thereby do not and will not (a) require the consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body, domestic or foreign, applicable to any of the Companies or the Subsidiaries or any of their respective properties or assets, (b) require the consent or approval of any party other than a court or government agency or body, (c) result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of any of the Companies, the Operating Partnerships or the Subsidiaries pursuant to any agreement, instrument, franchise, license or permit to which any of the Companies or any of the Subsidiaries is a party or by which any of the Companies, the Operating Partnerships or any of the Subsidiaries or their respective properties or assets may be bound or (d) violate any judgment, decree, order, statute, rule or regulation of any court or any federal, state, local or foreign government, court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") or body applicable to any of the Companies or the Subsidiaries or any of their respective properties or assets. The execution, delivery and performance of the Transaction Documents by the Companies, the Operating Partnerships and any other Subsidiaries party thereto and the consummation of the transactions contemplated thereby do not and will not violate or conflict with any provision of the certificate of incorporation or by-laws, partnership agreements or similar governing documents of the Companies or the Subsidiaries, as currently in effect.

                  Section 3.6 ENFORCEABILITY OF TRANSACTION DOCUMENTS. This Agreement has been, and each of the other Transaction Documents to be executed and delivered by the Companies, the Operating Partnerships or any other Subsidiaries party thereto pursuant to this Agreement has been or will be, duly and validly authorized, executed and delivered by the Companies, the Operating Partnerships and any other Subsidiaries parties to such other Transaction Documents, and this Agreement is, and such other Transaction Documents when so executed and delivered will be, valid and binding obligations of the Companies, the Operating Partnerships and such other Subsidiaries, enforceable against them in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

                  Section 3.7 SEC REPORTS.

                  (a) Each of the Companies (including Patriot American Hospitality, Inc., a Virginia corporation, the predecessor of Patriot) has timely filed all documents required to be filed with the Securities and Exchange Commission (the "SEC") (collectively, including all exhibits and schedules thereto and documents incorporated therein by reference, the "SEC Reports"). As of their respective dates, (i) the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "Securities Act"), and the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the "Exchange Act"), as applicable, and (ii) none of the SEC Reports, or, to the knowledge of the Companies, any press release, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  (b) The Companies and the Subsidiaries are not parties to or otherwise subject to any contracts or other agreements that were or are required to be filed as exhibits to, or otherwise disclosed in, the Companies' filings with the SEC and have not been so filed or disclosed.

                  Section 3.8 ACCOUNTANTS. Ernst & Young LLP are independent accountants as required by the Securities Act.

                  Section 3.9 FINANCIAL STATEMENTS.

                  (a) The combined financial statements of the Companies included in the SEC Reports (collectively, the "Financial Statements"), including without limitation the combined financial statements included in the Annual Report on Form 10-K of the Companies for the year ended December 31, 1997 (the "Form 10-K") and the Quarterly Report on Form 10-Q of the Companies for the quarter ended September 30, 1998 (the "Third Quarter 10-Q"), complied as to form, as of their respective dates, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of interim financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) (collectively, "GAAP") and fairly present the consolidated and combined financial positions of the Companies and their respective consolidated subsidiaries as of the dates thereof and the consolidated and combined results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end audit adjustments).

                  (b) Section 3.9(b)(i) of the Company Disclosure Letter contains a Statement of Pro Forma 1998 EBITDA for the Companies for the year ended December 31, 1998, which is comprised of (a) the Companies' unaudited actual earnings before interest, taxes, depreciation and amortization ("EBITDA") for the year ended December 31, 1998 and (b) pro forma adjustments necessary to present the EBITDA of companies acquired in 1998 as though they were acquired on January 1, 1998, as described in Section 3.9(b)(i) of the Company Disclosure Letter (the "Statement of EBITDA"). Section 3.9(b)(ii) of the Company Disclosure Letter contains a Statement of Adjusted Pro Forma 1998 EBITDA for the Companies for the year ended December 31, 1998 prepared on the same basis as the Statement of EBITDA, adjusted to show the pro forma effects of planned transactions in 1999, as described in Section 3.9(b)(ii) (the "Planned Transactions") as though such transactions occurred on January 1, 1998 (the "Adjusted Statement of EBITDA"). Section 3.9(b)(iii) of the Company Disclosure Letter contains a December 31, 1998 balance sheet, adjusted to show the pro forma effects of the Planned Transactions, as described in Section 3.9(b)(iii) of the Company Disclosure Letter, as though such transactions occurred on December 31, 1998 (the "Pro Forma December 31, 1998 Balance Sheet"). Section 3.9(b)(iv) of the Company Disclosure Letter contains a projected Statement of EBITDA for the Companies for each of the four quarters during the year ending December 31, 1999, which shall be used in determining the Companies' management incentive compensation awards for 1999. The projected Statement of EBITDA reflects the effects of the Planned Transactions as though such

Planned Transactions occurred on January 1, 1999 as described in Section 3.9
(b)(iv) of the Company Disclosure Letter (the "Pro Forma Projected Statement of EBITDA"). The actual EBITDA and balance sheet information included in the Statement of EBITDA, the Adjusted Statement of EBITDA and the Pro Forma December 31, 1998 Balance Sheet was prepared from income statements and balance sheets that were prepared in accordance with GAAP based on the books and records of the Companies and the Subsidiaries, and to the knowledge of the Companies, presents fairly the combined financial positions and EBITDA for the Companies and their respective subsidiaries as of December 31, 1998 and for the year then ended. The pro forma adjustments to the Statement of EBITDA, the Adjusted Statement of EBITDA, the Pro Forma December 31, 1998 Balance Sheet and the Pro Forma Projected Statement of EBITDA were properly prepared on the bases described in Sections 3.9(b)(i), (ii), (iii) and (iv) of the Company Disclosure Letter. The projected results of operations for the year ending December 31, 1999 included in the Pro Forma Projected Statement of EBITDA were prepared in good faith based on management's best estimates of the combined EBITDA for the Companies for the year ending December 31, 1999 on the basis described in Section 3.9(b)(iv).

                  (c) Section 3.9(c) of the Company Disclosure Letter sets forth a true and complete copy of the capital expenditure budget of the Companies and the Subsidiaries for the year ending December 31, 1999 (the "Capital Expenditure Budget").

                  Section 3.10 ABSENCE OF CERTAIN MATERIAL CHANGES. Except as disclosed in Section 3.10 of the Company Disclosure Letter, since September 30, 1998, there has been no material adverse change in the business, properties, prospects, operations, financial condition or results of operations of Patriot, Wyndham and their respective subsidiaries, taken as a whole (a "Material Adverse Change"), whether or not arising from transactions in the ordinary course of business.

                  Section 3.11 ACTIONS. Except as described in Section 3.11 of the Company Disclosure Letter, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission, domestic or foreign, to which any of the Companies or the Subsidiaries is a party or to which any property of any of the Companies or the Subsidiaries is subject which involves a claim or potential claim of more than $100,000, and to the knowledge of the Companies and the Operating Partnerships, there is no valid basis for any such action, suit, inquiry, proceeding or investigation. None of the Companies or the Subsidiaries is subject to any judgment, order or decree which could reasonably be expected to result in a Material Adverse Change.

                  Section 3.12 NO UNDISCLOSED LIABILITIES. Except (a) as set forth in the SEC Reports filed prior to the date of this Agreement, (b) as set forth in Section 3.12 of the Company Disclosure Letter, (c) as incurred in the ordinary course of the hotel management or hospitality business of the Companies, (d) for any expenses incurred in connection with transactions contemplated by this Agreement or (e) for liabilities or obligations relating to contractual obligations, indebtedness, litigation or other matters which are covered by other representations and warranties in this Agreement or otherwise identified in the Company Disclosure Letter, none of the Companies nor any of the Subsidiaries has any liabilities or obligations (direct or indirect, contingent or absolute, known or unknown, matured or unmatured), whether arising out of contract, tort, statute or otherwise ("Liabilities"). The reserves reflected on the balance sheet dated September 30, 1998 and the balance sheet dated December 31, 1998 are appropriate and reasonable and have been calculated in a manner consistent with past practice.

                  Section 3.13 INVESTMENT COMPANY ACT. None of the Companies nor any of the Subsidiaries is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to regulation under the Federal Power Act or the Interstate Commerce Act.

                  Section 3.14 REPORTING. Each of the Companies is subject to
Section 13 of the Exchange Act and is in compliance in all material respects with the provisions of such section.

                  Section 3.15 REGISTRATION AND QUALIFICATION. Assuming the accuracy of the representations and warranties made by the Investors set forth in Article IV hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Investors in the manner contemplated by this Agreement to register the Shares, or the shares of the Wyndham Common Stock issuable upon conversion of the Shares, under the Securities Act or the securities laws of any state thereof.

                  Section 3.16 INDEBTEDNESS AND CERTAIN OTHER CONTRACTS.

                  (a) Set forth in Section 3.16(a) of the Company Disclosure Letter is a list of the following:

                      (i) each agreement or other instrument evidencing indebtedness for money borrowed (other than intercompany indebtedness), capitalized leases, guarantees to which the Companies or the Subsidiaries is a party or security interests of, by or affecting the property of either of the Companies or any of the Subsidiaries, in each case under which the Companies or the Subsidiaries are the obligors;

                      (ii) each contract of sale, purchase agreement, contribution agreement or other agreement pursuant to which the Companies or the Subsidiaries have purchased real property or other assets that contains any continuing obligations of the Companies or their Subsidiaries to make payments to or on behalf of another entity or to expend sums on improvements, each agreement prohibiting or restricting the disposition of any such assets, and each agreement containing any non-competition or non-solicitation provisions or rights to repurchase or rights of first refusal; and

                      (iii) each Forward Equity Contract or other instrument under which the Companies or the Subsidiaries are obligated to issue or deliver as collateral any of their equity securities.

                  (b) Section 3.16(b) of the Company Disclosure Letter sets forth the amount of principal and unpaid interest outstanding under each agreement or other instrument evidencing indebtedness of the Companies and the Subsidiaries, if any, that will accelerate or become due or result in a right on the part of the holder of such indebtedness (with or without due notice or lapse of time) to require prepayment, redemption or repurchase (i) on or prior to June 30, 1999 or (ii) as a result of the execution of the Transaction Documents or the consummation of any of the transactions contemplated thereby. Except as set forth in Section 3.16(b) of the Company Disclosure Letter, there are no other agreements, arrangements or understandings that would require payments to be made by any of the Companies or the Subsidiaries as a result of the execution of the Transaction Documents or the consummation of any of the transactions contemplated thereby. Except as set forth in Section 3.16(b) of the Company Disclosure Letter, no indebtedness of the Companies or the Subsidiaries contains any restriction upon the prepayment of any such indebtedness.

                  Section 3.17 NO DEFAULTS. Except as disclosed in Section 3.17 of the Company Disclosure Letter, none of the Companies or the Subsidiaries is in violation or default under any provision of its certificate of incorporation, by-laws, partnership agreement or other organizational documents, or is in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which would constitute an event of default on the part of any of the Companies or the Subsidiaries as defined in such documents which, with notice or lapse of time or both, would constitute a default.

                  Section 3.18              VIOLATIONS OF LAW.

                  (a) Except as identified in Section 3.18(a) of the Company Disclosure Letter or otherwise identified in Sections 3.19, 3.20, 3.21, 3.22,
3.23 or 3.24 or in Sections 3.19, 3.20, 3.21, 3.22, 3.23 or 3.24 of the Company
Disclosure Letter, each of the Companies and the Subsidiaries is in compliance and has complied in all material respects and at all times during the past three years with all applicable federal, state and local statutes, codes, ordinances, rules and regulations, judgments, decrees, orders, writs and injunctions of the United States and all other countries and subdivisions thereof to the extent applicable, and during such three year period, no notice, charge, claim, action or assertion has been received by the Companies or the Subsidiaries or has been filed, commenced or, to the knowledge of the Companies and the Subsidiaries, threatened against the Companies or the Subsidiaries alleging any violation of any of the foregoing.

                  (b) None of the Companies or the Subsidiaries has at any time
(i) made any unlawful contribution to any candidate for domestic or foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  Section 3.19 PROPERTIES. Except as disclosed in Section 3.19 of the Company Disclosure Letter:

                  (a) The Companies, the Subsidiaries and the Joint Ventures (as defined below) have (i) good and marketable fee simple title to, (ii) good and valid ground leasehold interests in, and (iii) good and valid capital leasehold interests in, all the properties (including all improvements thereon) as indicated in Section 3.19(a) of the Company Disclosure Letter, which properties constitute all the real estate properties owned in fee, ground leased or held pursuant to capital leases by the Companies, the Subsidiaries and the Joint Ventures (the "Owned Properties"). Each outstanding loan secured by one or more of the Owned Properties (the "Mortgages") is listed opposite the Owned Properties in Section 3.19(a) of the Company Disclosure Letter, and Section 3.19
(a) of the Company Disclosure Letter lists, individually, the lender, the unpaid principal amount of the Mortgage and the accrued but unpaid interest, if delinquent, on the Mortgage. The Owned Properties are not subject to any Lien of any kind except for the Mortgages or Liens for non-delinquent real estate taxes or assessments. Section 3.19(a) of the Company Disclosure Letter lists all joint ventures or other entities that are not Subsidiaries in which the Companies or the Subsidiaries have an equity ownership interest of at least 30%, and which own or lease real estate property (the "Joint Ventures"), the Companies' or the Subsidiaries' respective interests in the Joint Ventures and any commitments any of the Companies or any of the Subsidiaries may have to make additional investments or loans to the Joint Ventures.

                  (b) The leases of any real property (including all improvements thereon) held under lease, as lessee, by the Companies, the Subsidiaries or the Joint Ventures (the "Leased Properties") are in full force and effect, and none of the Companies, the Joint Ventures or the Subsidiaries is in default in respect of any of the terms or provisions of such leases or has received notice of the assertion of any claim adverse to its rights as lessee under such leases, or affecting or questioning its right to the continued possession or use of the real property and buildings held under such leases or of a default under such leases. The Leased Properties are listed in Section 3.19(b) of the Company Disclosure Letter and constitute all the real estate properties leased by the Companies, the Subsidiaries and the Joint Ventures. The Leased Properties, together with the Owned Properties, are herein referred to as the "Properties."

                  (c) Section 3.19(c) of the Company Disclosure Letter lists all leases (excluding intercompany leases and leases entered into in the ordinary course of business with third party vendors for space at the Properties (E.G., gift shop leases)) pursuant to which any of the Companies, the Subsidiaries or the Joint Ventures, as lessor, leases its Properties (the "Third Party Leases"). None of the Companies, the Subsidiaries, the Joint Ventures or any tenant of any of the Properties is in default under any of the Third Party Leases (and there exists no event which, with the lapse of time or giving of notice, or both, would constitute a default under any of such leases).

                  (d) Except as disclosed in Section 3.19(d) of the Company Disclosure Letter, (i) no person has an option or right of first refusal to purchase all or part of any Properties or any interest therein, (ii) none of the Companies, the Subsidiaries nor the Joint Ventures has any take out or other commitments to make, directly or indirectly, investments in, or extend loans in connection with, any real estate properties and (iii) none of the Companies nor their respective affiliates are, nor immediately following the Closing shall they be, subject to any non-competition, geographical restriction or similar agreement.

                  (e) Except as disclosed in Section 3.19(e) of the Company Disclosure Letter, each of the Properties complies in all material respects with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties).

                  (f) Except as disclosed in Section 3.19(f) of the Company Disclosure Letter, there are no pending or, to the knowledge of the Companies and the Subsidiaries threatened condemnation proceedings, zoning changes, or other proceedings or actions that will in any manner adversely affect the size of, use of, improvements on, construction on or access to the Properties or any property underlying indebtedness held by the Companies, the Subsidiaries or the Joint Ventures, as lender from third party borrowers (the "Owned Mortgages"). The Owned Mortgages constitute all of the indebtedness from third party borrowers secured by property held by the Companies, the Subsidiaries and the Joint Ventures and is listed in Section 3.19(f) of the Company Disclosure Letter, which list sets forth the borrower, outstanding loan amount, underlying collateral, interest rate and delinquencies, if any, relating thereto.

                  (g) Except as disclosed in Section 3.19(g) of the Company Disclosure Letter, (i) there are no structural defects relating to any of the Properties, (ii) the building systems for the Properties are in good working order and (iii) there is no physical damage to the Properties, in each case with such exceptions as would not have a material adverse impact on the operation of the affected Property or require capital expenditures not provided for in the Capital Expenditure Budget or otherwise fully and completely covered by insurance.

                  (h) The Companies, the Subsidiaries or the Joint Ventures have good title, licenses or leasehold interests in and to all personal property and other assets that are required for the effective operation of the Properties in the manner in which they currently are operated. The leases relating to any such property are in full force and effect, and none of the Companies, the Subsidiaries or the Joint Ventures is in default in respect of any of the terms or provisions of such leases or has received notice of the assertion of any claim adverse to its rights as lessee under such leases, or affecting or questioning its right to the continued possession or use of such property or of a default under such leases.

                  (i) Section 3.19(i) of the Company Disclosure Letter sets forth (i) a comprehensive list of all management, franchise and similar agreements wherein the Companies, the Subsidiaries or the Joint Ventures have contracted with a third party, (ii) the Properties subject to such agreements,
(iii) the term of each of such agreements and (iv) agreed or asserted property improvement plans with respect to each Property subject to such agreements and the party responsible therefor. None of the Companies, the Subsidiaries or the Joint Ventures or any third party of such agreements is in default thereunder (and there exists no event which, with the lapse of time or giving of notice, or both, would constitute a default under any of such agreements).

                  (j) Except as set forth in Section 3.19(j) of the Company Disclosure Letter, none of the Companies, the Subsidiaries or the Joint Ventures has entered into any contract, letter of intent, other agreement or instrument or listing arrangement to purchase, sell or invest in, or to lend or borrow money in connection with, real property, companies, partnerships, limited liability companies or other entities, whether or not such real property and entities are currently owned by the Companies, the Subsidiaries or the Joint Ventures.

                  (k) Section 3.19(k) of the Company Disclosure Letter sets forth (i) each Property that is subject to divestiture pursuant to the terms of any agreement to which the Companies, the Subsidiaries or the Joint Ventures are parties, including without limitation the Settlement Agreement, dated as of May 27, 1998, among Marriott International, Inc., Interstate Hotels Corporation, Interstate Hotels Company, Patriot and Wyndham, as amended through the date of this Agreement, including for such purposes the proposed amendments described in Section 3.19(k) of the Company Disclosure Letter (the "Marriott Settlement Agreement"), and the material terms of such divestiture and (ii) any taxes or indemnification obligations for which the Companies, the Subsidiaries or the Joint Ventures will be responsible by reason of each divestiture identified under clause (i).

                  Section 3.20 INTELLECTUAL PROPERTY. Set forth in Section 3.20 of the Company Disclosure Letter is a list of each trademark, trade name, patent, copyright or other similar right that is owned by the Companies or the Subsidiaries and each license or other agreement under which the Companies or the Subsidiaries have valid rights to use trademarks, trade names, patents, copyrights or other similar rights that are owned by others. Except as disclosed in Section 3.20 of the Company Disclosure Letter, the Companies and the Subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; and none of the Companies or the Subsidiaries has knowledge of any infringement by it of any trademark, trade name, patent, copyright, license, trade secret or other similar rights of others, and there is no claim being made against either of the Companies or any of their Subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement.

                  Section 3.21 TAXES. Except as set forth in Section 3.21 of the Company Disclosure Letter:

                  (a) Each of the Companies and the Subsidiaries has timely filed (or there has been filed on its behalf) all Tax Returns required to be filed by it under applicable law, and all such Tax Returns were and are true, complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP and reflected on the balance sheets of the Companies dated December 31, 1998, all Taxes due and payable by the Companies or any of the Subsidiaries have been timely paid in full.

                  (b) There are no Tax Liens upon the assets of any of the Companies or the Subsidiaries except Liens for Taxes not yet due.

                  (c) Each of the Companies and the Subsidiaries has complied with the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld, collected and paid over to the proper governmental authorities all amounts required.

                  (d) No audits or other administrative proceedings or court proceedings are presently pending or, to the knowledge of the Companies, asserted with regard to any Taxes or Tax Returns of the Companies or any of the Subsidiaries.


                  (e) None of the Companies or any of the Subsidiaries has received a written ruling of a taxing authority relating to Taxes or entered into a written and legally binding agreement with a taxing authority relating to Taxes with any taxing authority.

                  (f) None of the Companies or the Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed, and the statute of limitations for the assessment of federal, state, local and foreign income Taxes has expired for all applicable returns of the Companies and any of the Subsidiaries or those returns have been examined by the appropriate taxing authorities for all periods.

                  (g) None of the Subsidiaries has agreed to and is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of such Subsidiary, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of any of the Subsidiaries. To the knowledge of the Companies, the Internal Revenue Service (the "IRS") has not proposed any such adjustment or change in accounting method.

                  (h) Neither Wyndham nor any of its Subsidiaries has filed, as a common parent corporation of an affiliated group (within the meaning of 1504(a) of the Code), a consolidated return for federal income tax purposes on behalf of itself and those Includible Subsidiaries (as described in Section 3.21(h) of the Company Disclosure Letter). None of the Subsidiaries are or have ever been subject to the provisions of Section 1503(f) of the Code.

                  (i) Other than as set forth in Section 3.21(i) of the Company Disclosure Letter, none of the Companies or any of the Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes or indemnification by the Companies or the Subsidiaries of any other person in respect of Taxes. Section

3.21(i) of the Company Disclosure Letter contains a brief description of the terms of any such agreements.

                  (j) None of the Companies or any of the Subsidiaries is a party to any agreement, contract, or arrangement that would result, individually or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                  (k) To the knowledge of the Companies, none of the Companies or any of the Subsidiaries has or ever had any income which is includible in computing the taxable income of a United States person (as determined under Section 7701 of the Code) under Section 951 of the Code. To the knowledge of the Companies, none of the Companies or any of the Subsidiaries is or has ever been a Passive Foreign Investment Company within the meaning of Section 1297 of the Code. To the knowledge of the Companies, none of the Companies or any of the Subsidiaries are or have ever been a Personal Holding Company within the meaning of Section 542 of the Code. To the knowledge of the Companies, there are no gain recognition agreements, within the meaning of Treasury Regulation 1.367(a)-8 or any predecessor provision, between the Companies or any of the Subsidiaries, on one hand, and a stockholder of the Companies, on the other. There is no pending or, to the knowledge of the Companies, threatened action, proceeding or investigation by any taxing authority for assessment or collection of Taxes with respect to the Companies or any of the Subsidiaries in any jurisdiction where the Companies or the Subsidiaries has not filed a Tax Return. All dealings and arrangements between and among the Companies and each Subsidiary and among the Subsidiaries are at arm's length and consistent with arm's length dealings and arrangements between or among unrelated, uncontrolled taxpayers.

                  (l) Commencing with its first taxable year ended December 31, 1983 and continuing through and including December 31, 1998, Patriot has been organized, operated and duly qualified as a Real Estate Investment Trust (a "REIT") under Section 856 of the Code. The Operating Partnerships and each other Subsidiary which is a partnership, joint venture or limited liability company has been treated since its formation and continues to be treated for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

                  (m) Williams Hospitality Group, Inc., as operator of the El Conquistador Hotel, the Condado Plaza Hotel and the Hotel San Juan, El

Conquistador Partnership, L.P., owner of the El Conquistador Hotel, Posadas de San Juan Associates, owner of the Hotel San Juan, and Posadas de Puerto Rico Associates, Inc., owner of the Condado Plaza are each qualified and will continue to qualify under the Puerto Rico Tourism Development Act of 1993 for
(i) the 90% exemption on (A) municipal and Commonwealth taxes on personal and real property, (B) license fees, excise taxes and other municipal taxes, (C) income taxes on income derived from its tourist activity (not including casino operations) and reinvestment thereof in said activities, income from the investment of funds deposited in depository institutions as provided in section 2(l) of the regulations, (D) gain on sale of all of the assets used in the tourist activity and (E) gain on the sale of stock or a partnership interests,
(ii) the 100% exemption on municipal construction excise taxes, and (iii) the 100% exemption on use or consumption taxes, for the taxable periods listed in
Section 3.21(m) of the Company Disclosure Letter.

                  (n) As used in this Section 3.21, (i) the term "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, and (ii) the term "Tax Return" means a report, return or other information required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Companies or any of the Subsidiaries.

                  Section 3.22 EMPLOYEE MATTERS; ERISA. Except as set forth in
Section 3.22 of the Company Disclosure Letter:

                  (a) Section 3.22(a) of the Company Disclosure Letter contains a true and complete list of each written material employee benefit plan, policy or agreement covering employees, former employees or directors of any of the Companies or the Subsidiaries or their beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including without limitation any employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any employment, retention, severance or change in control agreement, in each case that is sponsored, maintained or contributed to or required to be contributed to by the

Companies or the Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that, together with either Patriot or Wyndham or any of the Subsidiaries, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (collectively, the "Benefit Plans"). Other than as set forth in Section 3.22(a) of the Company Disclosure Letter, since December 31, 1997, there have been no new plans adopted nor changes, additions or modification to any Benefit Plan. As of the date hereof, none of the Companies or the Subsidiaries has any plans to adopt, change, add or modify any Benefit Plan.

                  (b) All material contributions and other payments required to have been made by any of the Companies or any of the Subsidiaries to any Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the financial statements in the Third Quarter 10-Q.

                  (c) Each of the Benefit Plans intended to be "qualified" within the meaning of Section 401(a) or Section 501(c)(9) of the Code has been determined by the IRS to be so qualified, and no circumstances exist that could reasonably be expected to result in the revocation of any such determination. Each of the Companies and the Subsidiaries and any ERISA Affiliate is in compliance in all material respects with, and each of the Benefit Plans is and has been operated in all material respects in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code. Each Benefit Plan intended to provide for the deferral of income, the reduction of salary or other compensation, or to afford other income tax benefits, complies with the requirements of the applicable provisions of the Code or other laws, rules and regulations required to provide such income tax benefits. No prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available with respect to any Benefit Plan, and which could give rise to liability on the part of the Companies, any of the Subsidiaries, any ERISA Affiliate, any Benefit Plan, or any fiduciary, party in interest or disqualified person with respect thereto that would be material to either of the Companies or would be material to either of the Companies if it were its liability.

                  (d) With respect to the Benefit Plans, individually and in the aggregate, no event has occurred, there does not now exist any condition or set of circumstances, that could subject the Companies, any of the Subsidiaries or any ERISA Affiliate to any material liability arising under the Code, ERISA or any other applicable law, or under any indemnity agreement to which the Companies, any of the Subsidiaries or any ERISA Affiliate is a party, excluding liability relating to benefit claims and funding obligations payable in the ordinary course.

                  (e) Other than continuation coverage required to be provided under Section 4980B of the Code or Part 6 of Title I of ERISA or otherwise as provided by state law, none of the Benefit Plans that are "welfare plans," within the meaning of Section 3(1) of ERISA, provides for any benefits with respect to current or former employees for periods extending beyond their retirement or other termination of service

                  (f) All amounts payable under the Benefit Plans are deductible for federal income tax purposes. The consummation of the transactions contemplated by the Transaction Documents will not, either alone or in combination with another event undertaken by any of the Companies or the Subsidiaries prior to the date hereof, (i) entitle any current or former employee, agent, independent contractor or officer of the Companies or their subsidiaries to severance pay, unemployment compensation or any other payment,
(ii) accelerate the time of payment or vesting or increase the amount of compensation due any such employee, officer, agent or independent contractor, or
(iii) constitute a "change in control" under any Benefit Plan, and each of the Companies and the Subsidiaries has taken all required actions to effect the foregoing.

                  Section 3.23 ENVIRONMENTAL MATTERS. Except as set forth in
Section 3.23 of the Company Disclosure Letter:

                  (a) Each of the Companies, the Subsidiaries and the Joint Ventures has been and is in material compliance with all applicable Environmental Laws (as defined in Section 3.23(g)) and none of the Companies, the Subsidiaries or the Joint Ventures has received any written communication from any person or governmental authority that alleges that any of the Companies, the Subsidiaries or the Joint Ventures has not been and is not in compliance with applicable Environmental Laws. Compliance with all applicable Environmental Laws will not require the Companies, the Subsidiaries or the Joint Ventures to incur costs materially in excess of amounts reserved against in the financial statements in the Third Quarter 10-Q or in excess of amounts budgeted for such compliance as specifically reflected in the Capital Expenditure Budget during the periods covered by the Third Quarter 10-Q or the Capital Expenditure Budget, as the case may be.

                  (b) Each of the Companies, the Subsidiaries and the Joint

Ventures has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "Environmental Permits") necessary for the conduct of their operations, and all such Environmental Permits are in effect or, where applicable, a renewal application has been timely filed and is pending agency approval, and each of the Companies, the Subsidiaries and the Joint Ventures has been and is in material compliance with all terms and conditions of all such Environmental Permits.

                  (c) There is no Environmental Claim (as defined in Section 3.23(g)) pending (i) against the Companies, the Subsidiaries or the Joint Ventures, (ii) against any person or entity whose liability for any Environmental Claim either of the Companies, the Subsidiaries or the Joint Ventures has retained or assumed either contractually or by operation of law, or
(iii) against any real or personal property or operations which the Companies, the Subsidiaries or the Joint Ventures own, lease or manage, in whole or in part.

                  (d) There have been no Releases (as defined in Section 3.23(g)) of any Hazardous Material (as defined in Section 3.23(g)) that could reasonably form the basis of any Environmental Claim against any of the Companies, the Subsidiaries or the Joint Ventures or against any person or entity whose liability for any Environmental Claim any of the Companies, the Subsidiaries or the Joint Ventures has retained or assumed either contractually or by operation of law.

                  (e) No remediation of Releases has occurred on any property owned, leased or managed by the Companies, the Subsidiaries or the Joint Ventures that could result in the assertion or creation of a Lien on said property by any governmental body pursuant to an applicable Environmental Law, nor has any such assertion of a Lien been made with respect thereto.

                  (f) To the knowledge of the Companies or the Operating Partnerships, there are no past, present or anticipated future events, conditions, circumstances, activities, practices, incidents, actions, or plans relating to the Companies, the Subsidiaries or the Joint Ventures that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or which may give rise to any liability under the Environmental Laws, or otherwise form the basis of any Environmental Claim.

                  (g) As used in this Section 3.23:

                           (i) "Environmental Claim" means any and all
administrative, regulatory or judicial actions, suits, demands, demand letters, directives, orders, claims, Liens, investigations, proceedings or notices of noncompliance or violation by any person or entity (including any governmental authority) alleging potential liability (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remediation costs, natural resources damages, property damages, personal injury, bodily injury, wrongful death or penalties) arising out of, based on or resulting from (A) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by any of the Companies or the Subsidiaries; or (B) circumstances that form the basis of any violation or alleged violation of any Environmental Law.

                           (ii) "Environmental Laws" means all federal, state
and local laws, rules and regulations relating to pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health and safety, including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

                           (iii) "Hazardous Materials" means (A) any petroleum
or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls ("PCBs"); (B) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," or words of similar import under any Environmental Law and (C) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Companies or any of the Subsidiaries operate.

                           (iv) "Release" means any spill, emission, leaking,
injection, deposit, disposal, discharge, dispersal or leaching into the atmosphere, soil, surface water or groundwater.

                  (h) The Companies have heretofore delivered to the Investors a list of all the environmental reports in the last five years relating to any of the properties currently or formerly owned, leased or managed by any of the Companies, the Subsidiaries or the Joint Ventures, and have delivered or made available to the Investors for review copies of said environmental reports.

                  Section 3.24 LABOR MATTERS. Except as set forth in Section
3.24 of the Company Disclosure Letter: (i) none of the Companies or the Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization; (ii) to knowledge of the Companies and the Operating Partnerships, no union claims to represent the employees of any of the Companies or the Subsidiaries; (iii) none of the employees of any of the Companies or the Subsidiaries is represented by any labor organization and the Companies have no knowledge of any current union organizing activities among the employees of the Companies or any of the Subsidiaries, nor does any question concerning representation exist concerning such employees; (iv) none of the Companies nor any of the Subsidiaries is the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment; (v) there is no strike, work stoppage, lockout or other labor dispute involving any of the Companies or the Subsidiaries pending or threatened; (vi) no action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of its employees is pending or, to the knowledge of the Companies, threatened against any of the Companies or the Subsidiaries; (vii) to the knowledge of the Companies, no grievance is threatened against any of the Companies or the Subsidiaries; (viii) none of the Companies nor any of the Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (ix) there are no written personnel policies, rules or procedures applicable to employees of any of the Companies or the Subsidiaries, other than those set forth in Section 3.24 of the Company Disclosure Letter, true and correct copies of which have heretofore been delivered to the Investors; (x) the Companies and the Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation; (xi) since the enactment of the Worker Adjustment and Retraining

Notification Act (the "WARN Act"), none of the Companies or the Subsidiaries has effectuated (A) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Companies or the Subsidiaries; or (B) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of any of the Companies or the Subsidiaries, in either case, other than in substantial compliance with the WARN Act; nor has any of the Companies or the Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state, local or foreign law or regulation; and (xii) none of the Companies nor any of the Subsidiaries is aware that it has any liability or potential liability under the Multi-Employer Pension Plan Act.

                  Section 3.25 YEAR 2000 COMPLIANCE.

                  (a) Each of the Companies, the Operating Partnerships and the Subsidiaries has (i) completed a review and assessment of all areas within its business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Companies or the Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timetable addressing the Year 2000 Problem on a timely basis (the "Year 2000 Plan"), a true and complete copy of which is attached to Section 3.25 of the Company Disclosure Letter, and (iii) to date implemented the Year 2000 Plan in accordance with the timetable and the expenditures set forth in the Year 2000 Plan. The Companies have inquired as to the Year 2000 compliance of service contractors and suppliers and other third parties with whom they conduct business and, to their knowledge, the effect of the Year 2000 Problem on such third parties would not reasonably be expected to adversely affect the Companies.

                  (b) All computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software systems, that are used or relied on by the Companies, the Operating Partnerships or by any of the Subsidiaries in the conduct of their respective businesses will, on a timely basis, be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"). The costs of all assessment, remediation, testing and integration related to the Year 2000 Plan for becoming Year 2000 Compliant will not exceed the amounts as set forth in the Year 2000 Plan.

                  (c) All of the products and services sold, licensed, rendered, or otherwise provided by the Companies, the Operating Partnerships or by any of their Subsidiaries in the conduct of their respective businesses will be Year 2000 Compliant and none of the Companies, the Operating Partnerships nor any of their Subsidiaries is and shall be subject to claims or liabilities arising from their failure to do so.

                  (d) Except as set forth in Section 3.25(d) of the Company Disclosure Letter, none of the Companies, the Operating Partnerships nor any of their Subsidiaries has made other representations or warranties regarding the ability of any product or service sold, licensed, rendered or otherwise provided by any of them to be Year 2000 Compliant.

                  Section 3.26 INSURANCE. Each of the Companies and the Subsidiaries maintains primary, excess and umbrella insurance of types and amounts customary for its business against general liability, fire, workers' compensation, products liability, theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect and with respect to property insurance for assets for which it is customary to have replacement cost coverage or there are coinsurance provisions, the amount of such insurance is sufficient to provide for such coverage or to prevent the application of the coinsurance provision.

                  Section 3.27 AFFILIATE TRANSACTIONS.

                  (a) Except as set forth in Section 3.27(a) of the Company Disclosure Letter, there is no transaction and no transaction is now proposed, to which the Companies or the Subsidiaries is or is to be a party in which any current stockholder (holding in excess of 5% of the Companies' common stock or any securities convertible into or exchangeable for such common stock), general partner, limited partner (holding in excess of 5% of the limited partnership interests), director or executive officer of the Companies or the Subsidiaries has a direct or indirect interest.

                  (b) Messrs. Nussbaum, Lattin and Stewart hold the only equity interests in the Crown Plaza/Ravinia and Wyndham Wyndwatch/Happauge not owned by the Companies. Messrs. Nussbaum and Lattin have agreed to recontribute such interests to the Companies in cancellation of the promissory notes between them and the Companies entered into in connection with the organization of the entities holding such properties. After giving effect to such recontributions, the Companies will have a controlling voting interest and a 99-2/3% economic interest in the Crown Plaza/Ravinia and Wyndham Wyndwatch/Happauge.

                  Section 3.28 DELAWARE GENERAL CORPORATION LAW SECTION 203. The Boards of Directors have taken such action as necessary to approve for purposes of Section 203 of the DGCL the Transaction Documents and the transactions contemplated thereby.

                  Section 3.29 ACTIONS REGARDING THE PATRIOT SHAREHOLDER RIGHTS PLAN. Patriot has taken all actions necessary to amend the Patriot Rights Plan as necessary to ensure that the Transaction Documents and the consummation of any of the transactions contemplated thereby will not result in the distribution of separate rights certificates or the occurrence of a "Distribution Date" under the Patriot Rights Plan.

                  Section 3.30 BROKERS AND FINDERS; TRANSACTION EXPENSES.


                  (a) No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the Transaction Documents, except for the firms identified in
Section 3.30(a) of the Company Disclosure Letter, complete and accurate copies of whose engagement letters have been provided to the Investors and will not be amended, without the consent of the Investors, to (i) increase the fees and expenses payable thereunder or (ii) extend the period for which services are to be performed beyond the Closing Date.

                  (b) Section 3.30(b) of the Company Disclosure Letter sets forth a good faith estimate by the Companies of fees and expenses (excluding those expenses of the Investors reimbursable by the Companies, the "Transaction Expenses"), by professional firm (for each such firm that has fees and expenses in excess of $1,000,000) and by category of the transaction, that have been paid by the Companies since September 30, 1998 or the Companies anticipate will be payable by the Companies or the Subsidiaries in connection with the transactions contemplated by this Agreement, the Companies' review and consideration of alternative transactions, the restructuring of the Companies' consolidated indebtedness, the Forward Equity Contracts and proposed or completed acquisitions or divestitures.

                  Section 3.31 OPINION OF FINANCIAL ADVISOR. The Companies have received the opinion of Morgan Stanley & Co. Incorporated (the "Financial Advisor"), dated the date hereof, to the effect that the Investment is fair, from a financial point of view, to the holders of Patriot Common Stock and the holders of Wyndham Common Stock.

                  Section 3.32 FULL DISCLOSURE. To the knowledge of the Companies, the Companies have not failed to disclose to the Investors any facts material to the business, properties, prospects, operations, financial condition or results of operations of Patriot, Wyndham and their respective subsidiaries, taken as a whole. To the knowledge of the Companies, no representation or warranty by any of the Companies or the Operating Partnerships contained in this Agreement and no statement contained in any document (including historical financial statements and the Company Disclosure Letter), certificate or other writing furnished or to be furnished by any of the Companies or the Operating Partnerships to the Investors or any of its representatives pursuant to the provisions hereof or in connection with the transactions, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading. This Section
3.32 shall not apply to financial projections made by the Companies.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

                  As an inducement to the Companies and the Operating Partnerships to enter into this Agreement and to consummate the transactions contemplated hereby, each Investor, severally but not jointly with the other Investors, hereby represents and warrants to the Companies and the Operating Partnerships as follows; PROVIDED that for all purposes of this Agreement no representation or warranty set forth in this Article IV shall fail to be true and complete or to have been breached in all material respects by reason of one or more inaccuracies which individually would give rise to a Loss of less than $50,000:

                  Section 4.1 INVESTMENT.

                  (a) Each Investor is acquiring Shares and the shares of Wyndham Common Stock issuable upon conversion of such Shares for investment for its own account, and not with a view to any distribution thereof in violation of the securities laws. Each Investor understands that such Shares and the shares of Wyndham Common Stock issuable upon conversion of such Shares have not been registered under the Securities Act by reason of specific exemptions therefrom which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein.

                  (b) Each Investor's financial condition and investments are such that it is in a position to hold such Shares and the shares of Wyndham Common Stock issuable upon conversion of such Shares for an indefinite period, bear the economic risks of the investment and withstand the complete loss of the investment. Each Investor has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of such Shares and the shares of Wyndham Common Stock issuable upon conversion of such Shares. Each Investor qualifies as an "accredited investor" as such term is defined in Section 2(15) of the Securities Act and Regulation D promulgated thereunder.

                  Section 4.2 RULE 144. Each Investor acknowledges that the Shares to be purchased by the Investors and the shares of Wyndham Common Stock issuable upon conversion of the Shares must be held indefinitely unless subsequently registered under the Securities Act or any applicable state securities laws or unless exemptions from such registrations are available. Each Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

                  Section 4.3 ORGANIZATION OF THE INVESTORS. Each Investor is duly organized and validly existing under the laws of the jurisdiction of its organization.

                  Section 4.4 CURRENT OWNERSHIP. Except as set forth on Section
4.4 of the letter of the Investors to the Companies to be dated as of the Effective Date (the "Investor Disclosure Letter"), as of the date hereof, each Investor represents that it does not beneficially own any capital stock of the Companies or any partnership interests in the Operating Partnerships.

                  Section 4.5 NO VOTING AGREEMENTS. Except as disclosed in
Section 4.5 of the Investor Disclosure Letter, the Investors have not entered into any voting agreement relating to the Shares prior to the date hereof.

                  Section 4.6 AUTHORITY OF THE INVESTORS.

                  (a) Each Investor has the power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms, conditions and provisions hereof.

                  (b) The execution, delivery and performance of this Agreement by each Investor has been duly authorized and approved by such Investor and does not require any further authorization or consent of such Investor or its beneficial owners. This Agreement is the legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws from time to time affecting the enforcement of creditors' rights generally.

                  Section 4.7 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Investors and the consummation of any of the transactions contemplated hereby by the Investors will not (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Investors pursuant to any agreement, instrument, franchise, license or permit to which the Investors are a party or by which any of its properties or assets may be bound or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to each Investor or any of its properties or assets, other than such breaches, defaults or violations that are not reasonably expected to impair the ability of each Investor to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by each Investor and the consummation of the transactions contemplated hereby by each Investor does not and will not violate or conflict with any provision of the organizational documents of such Investor, as currently in effect. Except for filings under the HSR Act, no consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any government agency or body applicable to the Investors is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                  Section 4.8 BROKERS AND FINDERS; TRANSACTION EXPENSES.

                  (a) No agent, broker, investment banker, financial advisor or other
                                       36
firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by the Transaction Documents, except for Bear, Stearns & Co.
Inc., a complete and accurate copy of whose engagement letter has been provided to the Companies and will not be amended, without the consent of the Companies, to (i) increase the fees or epenses payable thereunder or (ii) extend the period for which services are to be performed beyond the Closing Date.

                  (b) Section 4.8(b) of the Investor Disclosure Letter sets forth a good faith estimate by the Investors of the Transaction Expenses, by professional firm (for each such firm that has fees and expenses in excess of $1,000,000) and by category of the transaction, that have been paid by the Investors since September 30, 1998 or the Investors anticipate will be payable by the Investors in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

                  Section 5.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) HSR APPROVAL. The applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), relating to the transactions contemplated by the Transaction Documents shall have been terminated or shall have expired.

                  (b) NO INJUNCTIONS OR RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction (collectively, "Restraints") preventing consummation of any of the transactions contemplated hereby shall be in effect.

                  (c) PATRIOT STOCKHOLDER APPROVAL. The approval of holders of the requisite number of the shares of Patriot Common Stock outstanding on the record date (the "Record Date") for the Stockholders Meeting (as defined in Section 6.5(a)(ii)) shall have been received for (i) the Merger and (ii) the Pairing Termination, in accordance with the requirements of the DGCL and the rules of the

NYSE (the "Patriot Stockholder Approval").

                  (d) WYNDHAM STOCKHOLDER APPROVAL. The approval of holders of the requisite number of the shares of Wyndham Common Stock outstanding on the Record Date for the Stockholders Meeting shall have been received for (i) the issuance of the Shares, the Restructuring Shares and the shares of Wyndham Common Stock issuable upon conversion of the Shares, (ii) the Pairing Termination, and (iii) the Wyndham Charter Amendment, in accordance with the requirements of the DGCL and the rules of the NYSE (the "Wyndham Stockholder Approval").

                  Section 5.2 CONDITIONS TO THE INVESTORS' OBLIGATION. The obligation of each of the Investors to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of each of the Companies and the Operating Partnerships set forth in this Agreement, in the aggregate, shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and each of the Companies and the Operating Partnerships shall have delivered to the Investors at the Closing a certificate signed by its Chief Executive Officer and Chief Financial Officer or Treasurer, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, to the foregoing effect.

                  (b) PERFORMANCE OF OBLIGATIONS. The Companies and the Operating Partnerships shall have performed in all material respects all obligations required to be performed by any of them under this Agreement at or prior to the Closing and each of the Companies and the Operating Partnerships shall have delivered to the Investors at the Closing a certificate signed by its Chief Executive Officer and Chief Financial Officer or Treasurer, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, to the foregoing effect.

                  (c) MATERIAL ADVERSE CHANGE. Since September 30, 1998, there shall not have occurred any event that could reasonably be expected to have a Material Adverse Change (or development that is reasonably likely to result in any Material Adverse Change) and each of the Companies and the Operating Partnerships shall have delivered to the Investors at the Closing a certificate signed by its Chief Executive Officer, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, to the foregoing effect.

                  (d) PROJECTED EBITDA. Earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Companies and their consolidated subsidiaries, as adjusted for the items described in Section 5.2(d) of the Company Disclosure Letter ("Adjusted EBITDA"), shall be set forth in a certificate, dated the Closing Date, delivered to the Investors and signed by the Chief Executive Officer of Wyndham. Adjusted EBITDA shall have been at least the indicated amounts for the indicated periods in Section 5.2(d) of the Company Disclosure Letter. For purposes of this Section 5.2(d), EBITDA and Adjusted EDITDA shall be calculated in accordance with Section 5.2(d) of the Company Disclosure Letter on a prorated basis which shall be measured through either (i) the end of the calendar month immediately preceding the month in which the Closing occurs if the Closing occurs following the 20th day of any calendar month or (ii) the end of the second calendar month preceding the month in which the Closing occurs if the Closing occurs on or prior to the 20th day of any calendar month.

                  (e) RECEIPT OF CONSENTS. The Companies shall have obtained the consents contemplated by Section 5.2(e) of the Company Disclosure Letter and a copy of each such consent or evidence thereof reasonably satisfactory to the Investors shall have been provided to the Investors at or prior to the Closing. In obtaining such consents and amendments, the Companies, the Operating Partnerships and the Subsidiaries shall have complied with Section 11.13.

                  (f) CAPITAL EXPENDITURE BUDGET. The Companies shall have made on a timely basis the expenditures set forth under the caption "Maintenance Capital Expenditures" in the Capital Expenditure Budget.

                  (g) YEAR 2000 COMPLIANCE. The Companies shall have delivered to the Investors a certificate, dated the Closing Date and signed by the Chief Executive Officer of Wyndham, to the effect that (i) the central reservation system comprised of the facilities and systems set forth on Section 5.2(g)(i) of the Company Disclosure Letter (the "Central Reservation System") is Year 2000 Compliant and (ii) with respect to all other facilities or systems identified on
Section 5.2(g)(ii) of the Company Disclosure Letter, as of the Closing Date, the Year 2000 Plan has been implemented, and such plan's other enumerated performance goals have been substantially achieved, in accordance with the timetable as set forth on Schedule 5.2(g)(ii) of the Company Disclosure Letter; excluding solely for purposes of this Section 5.2(g) any adverse developments to the extent attributable to the failure of third parties which have the effect, subsequent to the mailing of the Disclosure Document in connection with the Stockholders' Meeting, of causing the Companies to fail to satisfy this condition.

                  (h) RESTRUCTURING PLAN. The Restructuring Plan shall have been completed in accordance with its terms.

                  (i) MARRIOTT SETTLEMENT AGREEMENT. The Companies shall have completed the divestiture of the third party hotel management business previously conducted by Interstate Hotels Corporation in accordance with the Marriott Settlement Agreement (including any extension to the term thereof and any other amendment, in each case approved in advance by the Investors), without incurring any penalties, fees or damages thereunder for failure to complete such divestiture in a timely fashion or modifying the transactions contemplated thereby without the consent of the Investors; PROVIDED, that the Investors shall respond within five business days following their receipt of any request by the Companies to obtain the Investors' consent to any proposed modification of the Marriott Settlement Agreement under this Section 5.2(i), and provided further that the Investors shall be deemed to have consented to any amendment which has the sole effect of extending the completion of such divestiture until not later than June 20, 1999.

                  (j) "PROJECT D" DIVESTITURE. Either (i) the Companies shall have completed the divestiture of the "Project D" assets in accordance with the Purchase and Sale Agreement, dated December 15, 1998 and amended December 22, 1998, January 31, 1999, February 5, 1999, February 10, 1999 and as of February 15, 1999 (the "Project D Agreement"), among Patriot, Patriot OP and PW Holding I, LLC, without incurring any penalties, fees or damages thereunder for failure to complete such divestiture in a timely fashion or modifying the transactions contemplated thereby without the consent of the Investors; PROVIDED, that the Investors shall respond within five business days following their receipt of any request by the Companies to obtain the Investors' consent to any proposed modification of the Project D Agreement under this Section 5.2(j), or (ii) the divestiture of such assets shall not have been completed due to a failure of the conditions thereto which failure is not caused by a breach by the Companies.

                  (k) FINANCING. The Companies shall have entered into definitive agreements with respect to (i) a new $1.8 billion senior bank facility (the "Bank Facility") substantially on the terms set forth in the commitment letter, dated as of February 19, 1999, among The Chase Manhattan Bank ("Chase"), Chase Securities,

Inc. ("CSI") and Patriot and without giving effect to any "market flex" provisions contained in such commitment letter (other than with respect to the re-allocation of commitments (without reduction of the total amount of the Bank Facility and the IRL Facility described below) and the increases in pricing solely to the extent agreed therein) and (ii) $650 million of fully underwritten increasing rate loans (the "IRL Facility"), substantially on the terms set forth in the commitment letter, dated as of February 19, 1999, among Chase, CSI, Bear, Stearns & Co. Inc. ("Bear Stearns"), The Bear Stearns Companies Inc. ("BSC") and Patriot, all such definitive agreements to be in forms reasonably acceptable to the Investors and without giving effect to any "market flex" provisions contained in such commitment letter (other than with respect to the re-allocation of commitments (without reduction of the total amount of the Bank Facility and the IRL Facility described below) and the increases in pricing solely to the extent agreed therein); PROVIDED, that the IRL Facility may be replaced in whole or in part by the issuance of debt securities (the "Debt Securities"), the aggregate amount of which may exceed the original amount of the IRL Facility, substantially on the terms set forth in the engagement letter, dated as of February 19, 1999, among CSI, Bear Stearns, Patriot and Wyndham, with all definitive agreements (including the Debt Securities) to be in forms reasonably acceptable to the Investors. The initial fundings under such facilities shall have occurred and the proceeds of such fundings, together with the proceeds from the issuance of the Shares, shall have been applied as specified in such commitment letters. At the time of the Closing, the Companies will have outstanding the full amount of mortgage debt permitted under the Bank Facility and the IRLs.

                  (l) NYSE LISTING. The Restructuring Shares and the shares of Wyndham Class A Common Stock issuable upon conversion of the Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

                  (m) OPINIONS OF COUNSEL. The Investors shall have received at the Closing opinions dated the Closing Date of counsel to the Companies, in form and substance reasonably satisfactory to the Investors taking into account, if such counsel so desires, the ABA Guidelines regarding legal opinions, covering the matters set forth in Schedule 5.2(m) of the Company Disclosure Letter.

                  Section 5.3 CONDITIONS TO THE OBLIGATIONS OF THE COMPANIES AND THE OPERATING PARTNERSHIPS. The respective obligation of the Companies and the Operating Partnerships to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Investors set forth in this Agreement shall be true and complete in all material respects, in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date).

                  (b) PERFORMANCE OF OBLIGATIONS. The Investors shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing.

                  (c) OFFICERS' CERTIFICATES. Each of the Investors shall have delivered to the Companies a certificate signed by an executive officer of such Investor, dated the Closing Date, in form and substance reasonably satisfactory to the Companies, to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of such Investor set forth in this Agreement, in the aggregate, are true and complete in all material respects and (ii) the obligations of such Investor to be performed hereunder on or prior to the Closing Date have been performed in all material respects.

                  (d) OPINION OF COUNSEL. The Companies shall have received at the Closing opinions dated the Closing Date of counsel to the Investors, in form and substance reasonably satisfactory to the Companies taking into account, if such counsel so desires, the ABA Guidelines regarding legal opinions, covering the matters set forth in Schedule 5.3(d) of the Investor Disclosure Letter.

                                   ARTICLE VI

                           COVENANTS OF THE COMPANIES

                  As an inducement to the Investors to enter into this Agreement and to consummate the transactions contemplated hereby, the Companies and the Operating Partnerships hereby covenant with the Investors as follows:

                  Section 6.1 CONDUCT OF BUSINESS PENDING THE CLOSING.

                  (a) Except as set forth in Section 6.1 of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement or as consented to by the Investors in writing, during the period from the date of this Agreement through and including the Closing Date, the Companies and the Operating

Partnerships shall, and shall cause the Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, shall use reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other employees and use reasonable efforts to preserve their relationships with those persons having business dealings with them. Without limiting the generality of the foregoing, except as set forth in Section 6.1 of the Company Disclosure Letter or as otherwise expressly contemplated by this Agreement, including without limitation the Restructuring Plan, or as consented to by the Investors in writing, during the period from the date of this Agreement through the Closing Date, the Companies and the Operating Partnerships shall not, and shall not permit any of the Subsidiaries to:

                           (i) other than dividends and distributions by a
direct or indirect wholly owned Subsidiary to the Companies or one of their wholly owned Subsidiaries, (A) declare, set aside or pay any dividends (payable in cash, stock, property or otherwise) on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock or partnership or other equity interests, (B) split, combine or reclassify any of its capital stock or partnership or other equity interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or partnership or other equity interests, or (C) purchase, redeem or otherwise acquire any capital stock or partnership or other equity interests in the Companies or any of the Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, PROVIDED that the Companies may redeem partnership units in Patriot OP and Wyndham OP to the extent required under the applicable limited partnership agreement, provided that any such redemption is effected solely with shares of Paired Common Stock (unless otherwise agreed to in writing by the Investors);

                           (ii) other than issuances of shares of Paired Common
Stock pursuant to the terms of Paired Share Equivalents or Options (as defined in Section 6.8(a)) outstanding as of the date of this Agreement and disclosed pursuant to this Agreement, issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any of its shares of capital stock or partnership or other equity interests or any other voting securities or any securities convertible into, exercisable for or exchangeable with, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                           (iii) amend its certificate of incorporation,
by-laws, partnership agreement or other comparable organizational documents or amend the Patriot Rights Plan;

                           (iv) acquire any business (whether by merger,
consolidation, purchase of assets or otherwise) or acquire any equity interest in any person not an affiliate (whether through a purchase of stock, establishment of a joint venture or otherwise);

                           (v) other than as identified in Section 6.1(a)(v) of
the Company Disclosure Letter, (A) sell, lease, exchange, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its real properties or other assets, (B) enter into any new franchise agreements with the Companies or any Subsidiary as the franchisor, (C) enter into any new joint ventures or similar projects, or (D) enter into any new development projects;

                           (vi) change its methods of accounting (or underlying
assumptions) in effect at December 31, 1997, except as required by changes in GAAP or law or regulation or as disclosed in the SEC Reports filed prior to the date of this Agreement, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Companies for the taxable years ended December 31, 1997, except as required by changes in law or regulation;

                           (vii) create, renew, amend, terminate or cancel, or
take any other action that could reasonably be expected to result in the creation, renewal, amendment, termination or cancellation of any agreement or instrument that is material to the Companies and their respective subsidiaries, taken as a whole;

                           (viii) incur any indebtedness for borrowed money;

                           (ix) enter into any new capital or take out
commitments or increase any existing capital or take out commitments (except as set forth in the Capital Expenditure Budget);

                           (x) other than with respect to the individual
previously disclosed to the Investors, but only to the extent previously approved by the Investors in writing and except as set forth on Section 3.22(a) of the Company Disclosure Letter, (A) grant to any current or former director, executive officer or other key employee of the Companies or any Subsidiary any increase in compensation, bonus or other benefits (other than increases in base salary in the ordinary course of business consistent with past practice or arising due to a promotion or other change in status and consistent with generally applicable compensation practices), (B) grant to any such current or former director, executive officer or other employee any increase in severance or termination pay, (C) amend or adopt any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or employee, (D) amend, adopt or terminate any Benefit Plan, except as may be required to retain qualification of any such plan under Section 401(a) of the Code or (E) make any additions or changes to the Companies' senior management at the level of divisional President or higher;


                           (xi) except pursuant to agreements or arrangements in
effect on the date hereof or as otherwise contemplated by this Agreement which have been disclosed in Section 6.1 of the Company Disclosure Letter, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or purchase any properties or assets, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors, other than payment of compensation at current salary, incentive compensation and bonuses and other than properly authorized business expenses in the ordinary course of business, in each case consistent with past practice;

                           (xii) settle or compromise any pending or threatened
suit, action or claim (A) asserted by one or more stockholders of the Companies or the Subsidiaries or one or more limited partners of the Operating Partnerships, (B) that involves amounts, individually in or in the aggregate, in excess of $100,000 net of insurance or (C) which relates to the transactions contemplated by the Transaction Documents (excluding the obtaining of any consents under the Restructuring Plan);

                           (xiii) permit any material insurance policy naming
the Companies or any Subsidiary as a beneficiary or a loss payable payee to be canceled or terminated;

                           (xiv) enter into or amend in a manner adverse to the
Investors any new agreement which has a non-competition, geographical restriction or similar covenant; or

                           (xv) authorize, or commit or agree to take, any of
the foregoing actions.

                  (b) Without limiting the foregoing, the Companies and the Operating Partnerships shall, and shall cause the Subsidiaries to, (i) make the expenditures set forth under the caption "Maintenance Capital Expenditures" in the Capital Expenditure Budget, and (ii) implement the performance goals in accordance with the timetable set forth in Section 5.2(g)(ii) of the Company Disclosure Letter.

                  Section 6.2 REPORTING. The Companies shall, so long as the Shares or the shares of Wyndham Common Stock issuable upon conversion thereof are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, file reports and other information with the SEC under Section 13 or 15(d) of the Exchange Act.

                  Section 6.3 PAYMENT OF EXPENSES.

                  (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Companies and the Operating Partnerships hereby agree, jointly and severally, (i) to pay all costs and expenses incident to the performance of the obligations of the Companies and the Operating Partnerships hereunder, including those in connection with (A) the issuance, transfer and delivery of the Shares or the shares of Wyndham Common Stock issuable upon conversion thereof to the Investors, including any transfer or similar taxes payable with respect thereto, (B) the qualification of the Shares or the shares of Wyndham Common Stock issuable upon conversion thereof under state or foreign securities or Blue Sky laws, (C) the cost of printing the certificates for the Shares or the shares of Wyndham Common Stock issuable upon conversion thereof and (D) the costs and charges of any transfer agent, registrar, trustee or fiscal paying agent, and (ii) to promptly pay, upon the Closing or the termination of this Agreement (other than as set forth in Section 6.3(c)), all out-of-pocket costs and expenses up to an aggregate of $25 million (including any such payments made to the Investors prior to the date hereof or through the Closing Date), including fees and expenses of advisors, accountants, attorneys, consultants and other parties whom the Investors have engaged to assist them in connection with a possible investment in the Companies, incurred by the Investors in connection with the evaluation, negotiation and consummation of this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby or incurred by them in connection with any litigation that relates to the transactions contemplated by this Agreement.

                  (b) Without limiting the foregoing, the Companies shall pay the Investors, as reimbursement of their out-of-pocket costs and expenses, (i) $2,500,000 on the Effective Date, except to the extent that the Companies provide evidence reasonably satisfactory to the Investors demonstrating that the Companies have paid such amount prior to the date of this Agreement and (ii) $7,500,000 as soon as practicable following the date of this Agreement using the first proceeds from mortgage indebtedness of the Companies or the Subsidiaries received after the Effective Date.

                  (c) Each of the following obligations is independent of and not limited in any way by the Companies' or the Operating Partnerships' obligations in respect of any of the other following obligations: (i) the payment obligation under Section 6.3(a); (ii) the reimbursement of $2.5 million of the Investors' costs and expenses that the Companies have heretofore reimbursed or are reimbursing on the Effective Date (as defined below) of this Agreement; (iii) the separate fees that are payable pursuant to the Equity Commitment Letter; (iv) the separate fee that may become payable pursuant to
Section 6.7; and (v) the Companies' and the Operating Partnerships' indemnification obligations under Section 10.2 and any adjustment to the conversion price of the Shares pursuant to the Series B Certificate of Designation.

                  Section 6.4 AVAILABILITY OF WYNDHAM COMMON STOCK. Wyndham shall at all times reserve and keep available out of its authorized but unissued common stock, for the purpose of effecting the conversion of the Shares, the full number of shares of Wyndham Common Stock then issuable upon the conversion of the Shares. Wyndham will, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Wyndham Common Stock if at any time the number of shares of Wyndham Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of the Shares.

                  Section 6.5 DISCLOSURE DOCUMENTS; STOCKHOLDER AND PARTNER APPROVALS.


                  (a) Each of Patriot and Wyndham shall, in accordance with applicable law and its Certificate of Incorporation and By-Laws:

                           (i) promptly file with the SEC confidential (to the
extent required to be so filed and permitted by law), preliminary copies of the disclosure documents to be sent to securityholders in connection with the transactions contemplated by this Agreement (the "Disclosure Documents") and use its reasonable efforts to obtain the clearance by the SEC of those Disclosure Documents requiring clearance by the SEC as promptly as practicable thereafter;

                           (ii) promptly and duly call, give notice of, convene
and hold not later than 50 calendar days following the clearance of the Disclosure Documents by the SEC a meeting of its stockholders for the purpose of obtaining the Patriot Stockholder Approval and the Wyndham Stockholder Approval (each, a "Stockholders Meeting");

                           (iii) except to the extent such Board of Directors
determines in good faith, after consultation with outside counsel, that contrary action is required by such Board of Directors' fiduciary duties under applicable law, recommend the Patriot Stockholder Approval in the case of Patriot, the Wyndham Stockholder Approval in the case of Wyndham, the Patriot Partner Approval in the case of Patriot OP, the Wyndham Partner Approval in the case of Wyndham OP and the acceptance by stockholders and limited partners of the Exchange Offers, and include in the Disclosure Documents such recommendations and the written opinion of the Financial Advisor that the financial consideration to be received upon the sale of the Series B Preferred Stock is fair, from a financial point of view, to the stockholders of the Companies, and take all lawful action to solicit such approvals and acceptances; and

                           (iv) as promptly as practicable following the
clearance by the SEC of the Disclosure Documents requiring such clearance cause the definitive Disclosure Documents to be mailed to its stockholders and the limited partners of the Operating Partnerships.

                  (b) The Companies may, prior to the mailing of the Disclosure Documents to stockholders in connection with the Stockholders' Meeting, deliver to the Investors an updated Company Disclosure Letter dated as of the date thereof (the "Updated Company Disclosure Letter") which supplements the Company Disclosure Letter to reference all items that would have been required to be disclosed in the Company Disclosure Letter had they been known at the time of execution and delivery of this Agreement. Within 10 business days following receipt of the Updated Company Disclosure Letter, the Investors will notify the Companies whether the Investors believe that a Material Adverse Change has occurred based on the information that has been provided to the Investors in the Updated Company Disclosure Letter. Under no circumstances shall such a notification of the Investors' determination affect in any way the Investors' right to assert that the condition set forth in Section 5.2(a) or 5.2(c) has not been satisfied and shall not affect in any way the Investors' rights to indemnification pursuant to
Section 10.2. In making their determination as to whether the condition set forth in Section 5.2(a) or 5.2(c) has not been satisfied for purposes of this
Section 6.5(b), the Investors shall be deemed to have relied solely on the information provided in the Company Disclosure Letter and the Updated Company Disclosure Letter and to have knowledge only of the events or items set forth on the Company Disclosure Letter and the Updated Company Disclosure Letter, if any. Under no circumstance shall the Investors be held liable for any notification given pursuant to this Section 6.5(b), including without limitation in a circumstance where a contrary determination is made by the Investors at or prior to the Closing.

                  (c) The Companies shall use reasonable efforts to ensure that the Disclosure Documents (including without limitation any SEC Reports incorporated by reference therein), the Exchange Offers, the Patriot OP Consent Solicitation and the Wyndham OP Consent Solicitation shall comply with all applicable federal or other securities laws, except that the Companies shall have no obligation as to information provided by the Investors.

                  (d) The filing with the SEC, or the transmission to any of the Companies' securityholders, of any Disclosure Document, or any amendment thereof, relating to the transactions contemplated by this Agreement shall be subject to the prior approval of the Investors and their counsel, which approval shall not be unreasonably withheld or delayed.

                  Section 6.6 RESTRUCTURING PLAN. At or prior to the Closing, the Companies shall use reasonable efforts to take all actions necessary to effect the actions set forth in the Restructuring Plan.

                  Section 6.7 NO SOLICITATION OF COMPETING TRANSACTIONS.

                  (a) Except as expressly permitted in writing by the Investors, the Companies shall not, nor shall they authorize or permit any of the Subsidiaries or any of the Companies' or the Subsidiaries' directors, officers, employees, representatives, agents and advisors (including any investment banker, financial advisor, attorney, accountant or other representative retained by any of them), directly or indirectly, to (i) solicit, initiate, encourage (including by way of furnishing nonpublic information), respond to (other than by bare statement, without any further detail or explanation, that they are not permitted to respond), or take any other action designed to facilitate, any inquiries or the making of any proposal with respect to any merger, consolidation, transfer of substantial assets, sale or exchange of shares or similar transaction (except as set forth in Section 6.7 of the Company Disclosure Letter) (collectively, a "Competing Transaction"), (ii) participate in any substantive discussions or negotiations regarding any Competing Transaction or (iii) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Competing Transaction. Upon execution of this Agreement, the Companies and the Subsidiaries shall immediately cease any existing activities, discussions or negotiations with any parties heretofore conducted with respect to any of the foregoing. Notwithstanding the foregoing, the Companies will not be precluded from providing information to, or discussing, negotiating and executing agreements with, any person or entity that makes a written proposal pursuant to which such other person or entity would (i) make a significant equity investment in the Companies, (ii) acquire all or a substantial portion of the assets of the Companies or (iii) acquire the Companies, if and to the extent that the Boards of Directors of the Companies reasonably determine in good faith (after consultation with outside counsel) that they are required to do so by their fiduciary duties.

                  (b) The Companies shall promptly (but in any event within 24 hours) advise the Investors in writing of any inquiries, discussions, negotiations, proposals or requests for information received on or after the date of this Agreement relating to any Competing Transaction, the material terms and conditions thereof and the identity of the person making such request or Competing Transaction. The Companies shall promptly advise the Investors of any development relating to any inquiries, discussions, negotiations, proposals or requests for information relating to a Competing Transaction, whether the original inquiries, discussions, negotiations, proposals or requests for information occurred before, on or after the date of this Agreement.

                  (c) If, prior to the Closing or during the 180-day period following any termination of this Agreement, either of the Companies or any Subsidiary enters into any other agreement or agreements with a third party (a "Third Party"), without the prior consent of the Investors, providing for the issuance of equity or other securities convertible into or exchangeable or exercisable for equity, in one or a series of transactions, with aggregate net proceeds of at least $50 million or providing for or contemplating any merger, consolidation, transfer of substantial assets, any tender or exchange offer to acquire securities of the Companies or similar transaction involving the Companies (a "Third Party Agreement"), and the

Companies shall have not have consummated the transactions contemplated hereby other than solely by reason of the Investors being unwilling to proceed with the Closing notwithstanding that the conditions to their obligations set forth in
Article V have been satisfied, the Companies agree to pay to the Investors within five business days after the entry by either of the Companies or any Subsidiary into any Third Party Agreement, in addition to any amounts otherwise provided hereunder, an aggregate amount (the "Breakup Fee") in cash equal to $30 million; PROVIDED, that, if the Third Party is (a) Hilton Hotels Corporation ("Hilton"), (b) any subsidiary or affiliate of Hilton, (c) any financial advisor or financing source of Hilton or a subsidiary or affiliate thereof working on behalf of, or with, Hilton in connection with the transactions contemplated by a Third Party Agreement or (d) any entity that has an agreement, arrangement or understanding with Hilton or any of the foregoing, or any group including any of the foregoing, which agreement, arrangement or understanding provides for work on behalf of, or with, Hilton in connection with the transactions contemplated by a Third Party Agreement, the Third Party Agreement shall be deemed to include not only those agreements set forth above but also any agreement contemplating an asset purchase from or provision of financing to or financial support in favor of the Companies and the Breakup Fee shall be an amount in cash equal to $50 million; and provided further that the term "Third Party Agreement" shall not include any agreement that provides solely for the sale of any of the assets listed on Section 6.7(c) of the Company Disclosure Letter. The Breakup Fee shall be paid as liquidated damages to the various Investors in accordance with their respective Investor Percentages. The Companies agree that
(i) actual damages relating to the foregoing are impossible to determine with certainty and (ii) such sum is a reasonable estimate of the Investors' damages (and shall be deemed when paid, together with the payment of the fees contemplated by the Equity Commitment Letter and the reimbursement of expenses pursuant to Section 6.3, to have fully reimbursed the Investors for all such damages) arising from lost opportunities, executive time and other causes.

                  Section 6.8 BENEFIT PLANS.

                  (a) Each option ("Option") granted under the Stock Incentive Plans (as defined below) or granted pursuant to the stock option agreements covered by the Form S-8 Registration Statement (File No. 333-41927) filed with the SEC on December 10, 1997 to acquire shares of the Paired Common Stock that is outstanding immediately prior to the Closing Date, shall, after giving effect to the Merger and the Reverse Stock Split, become and represent an option to acquire the same number of shares of Wyndham Class A Common Stock at the same exercise price per share of Wyndham Common Stock; PROVIDED, HOWEVER, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. Except as provided above, each Option shall be exercisable upon the same terms and conditions as were applicable to the Option immediately prior to the Closing Date. "Stock Incentive Plans" means the Wyndham International, Inc. 1997 Stock Incentive Plan, the Patriot American Hospitality, Inc. 1997 Stock Incentive Plan, the Patriot American Hospitality, Inc. 1995 Stock Incentive Plan, the Wyndham Hotel Corporation Amended and Restated 1996 Long Term Incentive Plan, the Cal Jockey Incentive Plan, the Bay Meadows Operating Company 1988 Stock Option Plan and the Patriot American Hospitality, Inc. Non-Employee Directors' Incentive Plan.

                  (b) Each other outstanding award made pursuant to the Stock Incentive Plans which provide for grants of equity-based awards in respect of shares of Paired Common Stock (the "Other Awards") shall be amended or converted into a similar equity-based award solely in respect of shares of Wyndham Common Stock, with such appropriate adjustments to the terms of such Other Awards to preserve the value inherent therein with no detrimental effects on the holders thereof.

                  (c) Prior to the Closing Date, the Companies shall amend the terms of each of the Stock Incentive Plans, to the extent necessary or appropriate, to give effect to the provisions of this Section 6.8 and to reflect the transactions contemplated by the Transaction Documents.

                  (d) Prior to the Closing Date, the Companies shall (i) amend the Patriot American Hospitality/Wyndham International Employee Savings and Retirement Plan (the "Savings Plan") to provide that the investment alternative to invest in shares of Paired Common Stock shall become an investment alternative to invest in shares of Wyndham Common Stock and (ii) take all such action necessary to effectuate any such amendments.

                  (e) Prior to the Closing Date, the Companies shall use their reasonable efforts to amend the agreements listed in Section 6.8(e) of the Company Disclosure Letter to remove from such agreements the requirement that the Companies establish and fund "rabbi trusts" to satisfy obligations of the Companies under such agreements (the "Rabbi Trust Amendments").

                  Section 6.9 NO GENERAL SOLICITATION. None of the Companies, their affiliates (as defined in Rule 501(b) under the Securities Act) or any person acting on their behalf will offer to sell, sell or solicit any offer to buy the Shares by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act that would require the registration of the Shares under the Securities Act unless the Shares are so registered.

                  Section 6.10 PREEMPTIVE RIGHTS. Until the fifth anniversary of the Closing Date, for so long as the Investors own Shares or Wyndham Common Stock acquired upon conversion of Shares or pursuant to this Section 6.10 together representing or convertible into more than 15% of the fully diluted shares of Wyndham Common Stock, they shall have a preemptive right after the Closing Date, upon any issuance after the Closing Date of Wyndham Common Stock (other than those issued upon the conversion, exercise or exchange of any securities convertible into, exercisable for or exchangeable with Wyndham Common Stock) or securities which are issued after the date hereof convertible into, exercisable for or exchangeable with Wyndham Common Stock (including any Patriot OP Units or Wyndham OP Units redeemable for Wyndham Common Stock issued after the date hereof but excluding any shares issued upon conversion of Series A Preferred Stock, Series B Preferred Stock or Class B Common Stock), to purchase the same percentage of such securities as the percentage of the outstanding Wyndham Common Stock (including for such purpose shares issuable upon conversion of the Shares and the Rights Offering Shares) then held by the Investors (assuming for such purpose the full conversion of all Shares then held by the Investors, including any Shares issued to the Investors as dividends on the Shares, and any Shares issuable to the Investors as a dividend on the Shares for the dividend period in which the Investors' ownership is measured, prorated for the number of days elapsed during such period); PROVIDED that to the extent that one or more of the Investors do not exercise such preemptive rights in full, the unexercised portion of such Investors' preemptive rights shall be allocated among the other Investors pro rata in accordance with the number of the shares of Wyndham Common Stock (including any shares issuable upon conversion of the Shares) then held by them. In connection with this preemptive right, Wyndham shall provide written notice to each Investor within ten business days following the end of each fiscal quarter of Wyndham of all issuances by Wyndham or its Subsidiaries giving rise to preemptive rights during such fiscal quarter and the Investors shall provide written notice to Wyndham of the extent to which they are exercising their preemptive rights and their interest in exercising preemptive rights that are not being exercised by other Investors and close any transaction relating to the exercise of preemptive rights hereunder on the 20th business day following receipt of such notice by Wyndham. Any preemptive right not exercised by the end of such period will expire, lapse and be of no effect. This Section 6.10 will not apply to the Rights Offering or to any other equity issuance by Wyndham during the six month period following the Closing.

                  Section 6.11 NON-COMPETITION AND OTHER RESTRICTIONS. From and after the Closing, for so long as the Investors beneficially own an aggregate of 5% of the outstanding shares of Wyndham Common Stock (including shares of Wyndham Common Stock issuable upon conversion of Shares and Rights Offering Shares), Wyndham shall not, and shall not permit the Subsidiaries to, without the approval of a majority of the Class B Directors (as defined in the New Wyndham Certificate), enter into or amend any new agreement which has a non-competition, geographical restriction or similar covenant that will apply to and restrict the activities of any of the Investors.

                  Section 6.12 ACCESS TO INFORMATION.

                  (a) The Companies and the Operating Partnerships shall, and shall cause the Subsidiaries to, afford to each Investor (including for such purposes only those Permitted Third Party Transferees with an investment in the Companies of at least $20 million) and to the officers, employees, accountants, counsel, financial advisors and other representatives of such Investor, reasonable access during normal business hours from the date hereof until and after the Closing to all the properties, books, contracts, commitments, personnel, reports and records of or relating to the Companies or the Subsidiaries, and the Companies and the Operating Partnerships shall, and shall cause the Subsidiaries to, furnish promptly to the Investors, any financing source identified by the Investors in connection with the transactions contemplated hereby and to any other person that the Investor may reasonably request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws, (ii) such weekly, monthly, quarterly, annual and other operating reports, financial reporting packages and other operational and/or financial information sent to management or the Board of Directors of the Companies or to the banks with whom the Companies and the Subsidiaries maintain credit facilities or lines of credit and (iii) all other information concerning its business, properties and personnel as the Investors may reasonably request.

                  (b) In addition to the foregoing, the Companies and the Operating Partnership shall, and shall cause the Subsidiaries to, permit the Investors to monitor the status of the Year 2000 Plan in the following manner, without limitation, by: (i) providing semi-monthly updates to the designated representatives of the Investors on the progress of the Year 2000 Plan (including the amount of expenditures made on such plan to that date), (ii) notifying the Investors of whether the Companies or any of the Subsidiaries intend to deviate in any material respects from the Year 2000 Plan, (iii) if a deviation from the Year 2000 Plan is contemplated, consulting with designated representatives of the Investors to determine if such deviation is in the best interest of the Companies, and (iv) coordinating with the Investors and their representatives to develop modifications, if any, to the Year 2000 Plan. For purposes of this Section 6.12(b), the Investors' designated representatives shall be such persons as the Investors shall identify to the Companies.

                  (c) No review pursuant to this Section 6.12 shall subject the Investors or their representatives or agents to any responsibility for the Companies' compliance or failure to comply with the Year 2000 Plan or affect any representation or warranty given by the Companies or the Operating Partnerships hereunder.

                  Section 6.13 RIGHTS OFFERING. If and when so determined following the Closing by the vote of a majority of the Class A Directors and Class C Directors (each as defined in the New Wyndham Certificate), voting together, Wyndham may conduct a single rights offering (the "Rights Offering") in which the holders of the Wyndham Class A Common Stock and if the approvals to the Patriot OP Consent Solicitation and the Wyndham OP Consent Solicitation are received, the Patriot OP Units and the Wyndham OP Units (collectively, the "Eligible Holders") will be eligible to participate, provided that the record date for the Rights Offering (the "Record Date") shall be established and announced in accordance with the applicable provisions of Rule 10b-17 promulgated under the Exchange Act and the applicable rules of the NYSE and the Rights Offering may not be consummated any later than 170 days following the Closing Date. In the Rights Offering, the Eligible Holders will be offered transferable rights to purchase for cash at par up to $300 million in Series A Preferred Stock with an issuance date on the date of consummation of the closing of the Rights Offering; provided, however, that if the Companies shall have sold the Identified Assets prior to or at the closing of the Rights Offering for net cash proceeds in excess of the amounts set forth in Section 1.1(c) of the Company Disclosure Letter and shall apply such excess proceeds (i) to reduce the number of Shares in accordance with Section 1.1(c) or (ii) to redeem the Shares in accordance with the Series B Certificate of Designation, then the maximum offering amount of the Rights Offering shall be reduced by the amount of such excess proceeds. The rights to purchase shall be allocated among the Eligible Holders pro rata based on the respective numbers of shares of Wyndham Class A Common Stock held by such Eligible Holders on the Record Date or that would be received by such Eligible Holder upon redemption of the Patriot OP Units or Wyndham OP Units held by them on the Record Date (rounded down in the case of fractional shares of Series A Preferred Stock to the nearest whole number of shares) and shall not be reallocated in the event that not all Eligible Holders exercise their right to purchase in full. The Rights Offering will provide that any exercise thereof is irrevocable. The Companies will use reasonable efforts to ensure that the Rights Offering will be conducted in compliance with all applicable securities laws. Unless otherwise determined by the vote of a majority of the Class A Directors and the Class C Directors, voting together, the shares of Series A Preferred Stock shall be listed on the NYSE, the NASDAQ National Market System or other national securities exchange, subject to satisfying the eligibility requirements thereof.

                  Section 6.14 HSR APPROVAL. Wyndham shall cooperate with each Investor in obtaining as soon as practicable all necessary governmental consents and approvals, including without limitation, termination or expiration of the waiting period under the HSR Act.

                                   ARTICLE VII

                           COVENANTS OF THE INVESTORS

                  Section 7.1 CERTAIN RESTRICTIONS.

                  (a) Each of the Investors, severally but not jointly, covenants with the Companies that, for a period commencing on the Closing and continuing through the sixth anniversary of the Closing, such Investors will not, directly or indirectly, through one or more intermediaries or otherwise, purchase, acquire, own or hold any shares of Wyndham Common Stock or any securities which are convertible into or exchangeable or exercisable for Wyndham Common Stock (excluding any shares that are owned by the Investors as of the date hereof as set forth on Section 7.1(a) of the Investor Disclosure Letter), unless such shares or securities were purchased or acquired in a purchase or acquisition which (i) is made directly from Wyndham in a transaction which is approved in advance by vote of a majority of the Class A Directors and Class C Directors, voting together, including without limitation under

Section 6.10, or from another Investor, (ii) is a dividend on the Shares or a conversion of the Shares, (iii) is made pursuant to the Rights Offering or upon conversion of the Rights Offering Shares acquired pursuant thereto, (iv) is made by one or more affiliates of any Investor over whom such Investor does not control investment or voting decisions and such Investor does not hold over 50% of the outstanding voting power of such affiliate, or (v) is of non-voting preferred stock of the Companies; PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained herein, the foregoing restriction shall not be deemed to be violated or applicable if the numbers of shares of Wyndham Common Stock or securities which are convertible into or exchangeable or exercisable for Wyndham Common Stock beneficially owned directly or indirectly through one or more intermediaries or otherwise, in the aggregate, by the Investors is increased solely as a result of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of Wyndham or any other action taken solely by Wyndham. Notwithstanding the foregoing, (x) any Investor, Permitted Assignee or Permitted Third Party Transferee, or any of their respective affiliates may, to the extent not prohibited by law, acquire Wyndham's publicly-traded securities in the ordinary course of their regular market-making activities, if any, or engage in business as investment advisors or broker-dealers for the accounts of their customers (such activities, "Ordinary Trading Activities"), and (y) any individual who is an employee, partner or stockholder of any of the Investors may purchase shares of Wyndham Common Stock for his or her individual account (held for investment purposes), provided that at no time shall any such individual acquire beneficial ownership of in excess of 100,000 shares of Wyndham Common Stock, including shares of Wyndham Common Stock issuable upon conversion, exchange or exercise of securities which are convertible into or exchangeable or exercisable for shares of Wyndham Common Stock (subject to equitable adjustment in the event of a stock split or reclassification of the Wyndham Common Stock), exclusive of shares identified in Section 7.1(a) of the Investor Disclosure Letter or which may otherwise be acquired consistent with this Section 7.1.

                  (b) Each of the Investors, severally but not jointly, covenants with the Companies that such Investor will not (i) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (x) any form of business combination or similar or other extraordinary transaction involving the Companies or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the Companies' assets, or (y) any form of restructuring, recapitalization or similar transaction with respect to the Companies or any affiliate thereof or (ii) make any proposal to seek representation on the Board of Directors or otherwise to seek to control or influence the management, Board of Directors or policies of Wyndham or any affiliate thereof.

                  (c) Within five business days following a written request therefor by Wyndham, each Investor shall notify Wyndham in writing of the number of shares of each class or series of capital stock of Wyndham beneficially owned by such Investor and such Investor's Permitted Assignees, as well as in each case the nature of such beneficial ownership.

                  Section 7.2 QUORUM. Each of the Investors covenants that, for so long as the Investors beneficially own a sufficient number of shares of the Series B Preferred Stock and the Wyndham Class B Common Stock to have the right to designate at least two directors to the Board of Directors of Wyndham, such Investor will be present in person or represented by proxy with respect to all securities of Wyndham beneficially owned by such Investor at any duly called meeting of the stockholders of Wyndham for the purpose of constituting a quorum for the transaction of business.

                  Section 7.3 TRANSFERS. The Investors covenant with the Companies that the Investors will not, individually or in the aggregate, transfer or attempt to transfer more than 25% of the Shares to one or more Permitted Third Party Transferees (such percentage to include any Shares previously transferred to any Permitted Third Party Transferee prior to the Closing Date under Section 1.1); PROVIDED, that the Investors shall not be restricted from any transfer or attempted transfer pursuant to which Shares are converted into Series A Preferred Stock or any other conversion of Shares.

                  Section 7.4 HSR APPROVAL. The Investors shall cooperate with the Companies in obtaining as soon as practicable all necessary governmental consents and approvals, including without limitation, termination or expiration of the waiting period under the HSR Act.

                  Section 7.5 NO VOTING AGREEMENTS. The Investors covenant with the Companies that, for so long as the Investors beneficially own a sufficient number of shares of Wyndham Common Stock to have the right to designate any directors to the Board of Directors of Wyndham, the Investors will not enter into any voting agreement relating to the Shares, except with respect to the allocation, election and removal of directors of the Board of Directors of Wyndham.

                  Section 7.6 BOARD OF DIRECTOR MATTERS. The Investors agree that no individual Investor will nominate or select, or have the right to nominate or select, more than five directors to the Board of Directors of Wyndham.

                  Section 7.7 COMPLIANCE WITH THE NEW WYNDHAM CERTIFICATE AND SERIES B CERTIFICATE OF DESIGNATION. Each Investor agrees, severally but not jointly, to comply with the provisions of, and to perform their obligations set forth in the New Wyndham Certificate and the Series B Certificate of Designation, including without limitation, their voting obligations set forth therein, whether or not any such provision is valid.

                  Section 7.8 CONFIDENTIALITY. During the period from the date of this Agreement through and including the Closing Date, each of the Investors covenants with the Companies that any of the information furnished or otherwise obtained, directly or indirectly, by such Investor, its directors, officers, partners, employees, agents or representatives including, without limitation, attorneys, accountants, partners, experts and consultants (collectively, "Representatives") and all reports, analysis, compilations, data, studies or other documents prepared by such Investor or its Representatives containing or based, in whole or in part, on any such furnished information (collectively, the "Information") will be kept strictly confidential and will not, without the prior written consent of the Companies, be disclosed to any other individual, corporation, partnership, joint venture, trust or association in any manner whatsoever, in whole or in part and will not be used for n in connection with the Restructuring and the purchase and sale of Shares described herein; provided that if any Investor determines, based on the advice of counsel, that it is legally obligated to release the Information, such Investor may do so after notice to and consultation with the Companies.


                                  ARTICLE VIII

                  RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

                  Section 8.1 RESTRICTIVE LEGEND. Each certificate representing
(a) the Shares, (b) shares of Series A Preferred Stock or Wyndham Common Stock issuable upon conversion of any Shares, and (c) any other securities issued in respect of the Shares or Wyndham Common Stock issued upon conversion of any Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (each of the foregoing securities in clauses (a) through (c) being referred to herein as "Restricted Securities"), shall (unless otherwise permitted by the provisions of Section 8.2) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to the legend required under any applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY. PURSUANT TO SUCH AGREEMENT, CERTAIN TRANSFERS MAY NOT BE MADE UNLESS AT THE TIME OF SUCH TRANSFER ONE OR MORE DIRECTORS OF THE COMPANY APPOINTED PURSUANT TO SUCH AGREEMENT SUBMIT THEIR RESIGNATION FROM THE BOARD OF DIRECTORS.

Wyndham will promptly, upon request, remove any such legend when no longer required by the terms of this Agreement or by applicable law.

                  Section 8.2 NOTICE OF PROPOSED TRANSFERS. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, each Investor shall give written notice to Wyndham of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by either
(a) a written opinion of legal counsel (who shall be reasonably satisfactory to Wyndham) addressed to Wyndham and reasonably satisfactory to Wyndham to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (b) a "no action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon, in each case, such Investor shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice

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delivered by such Investor to Wyndham. Unless there is in effect a registration statement under the Securities Act covering the proposed transfer, each certificate to be issued to evidence the Restricted Securities transferred as herein provided shall bear the appropriate restrictive legend set forth in
Section 8.1 except that such certificate shall not bear such restrictive legend if, (i) in the opinion of counsel for such Investor, such legend is not required in order to establish compliance with any provisions of the Securities Act, (ii) a period of at least one year has elapsed since the later of the date the Restricted Securities were acquired from Wyndham or from an affiliate of Wyndham, and such Investor represents to Wyndham that it is not an affiliate of Wyndham and has not been an affiliate during the preceding three months and shall not become an affiliate of Wyndham without resubmitting the Restricted Securities for reimposition of the legend, or (iii) the Restricted Securities have been sold pursuant to Rule 144(k) under the Securities Act and the certificate is accompanied by a representation by the Investor that it is not an affiliate of Wyndham, has not been an affiliate during the three-month period prior to the sale and has held the Restricted Securities for more than two years.

                                   ARTICLE IX

                                   TERMINATION

                  Section 9.1 TERMINATION. Notwithstanding anything contained herein to the contrary, this Agreement may be terminated at any time prior to the Closing Date:

                  (a) by the mutual written consent of the Investors and the Companies;

                  (b) by the Investors or the Companies if the Closing has not occurred on or before July 31, 1999 and this Agreement has not previously been terminated; PROVIDED, that the right to terminate the Agreement under this
Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (c) by the Investors or the Companies if, at the Stockholders Meeting, the Stockholder Approval is not obtained.

                  In the event that this Agreement shall be terminated pursuant to this

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Article IX, all further obligations of the parties under this Agreement, other than the obligations set forth in Article X and Sections 6.3, 6.7(c) and Article XI, shall be terminated without further liability of any party to any other party, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

                  Section 10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Companies, the Operating Partnerships and the Investors contained herein, including the Company Disclosure Letter, or any certificate or instrument delivered in connection herewith at or prior to the Closing shall survive the Closing (even if the damaged party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) until, through and including the 90th day following the filing by Wyndham of a Form 10-K containing the audited consolidated financial statements of Wyndham for the fiscal year ending December 31, 1999 (the "Cut-off Date"); PROVIDED, HOWEVER, that (a) the representations and warranties set forth in Sections 3.1, 3.4, 4.3 and 4.4 shall survive indefinitely, and (b) the representations and warranties set forth in Section 3.21 shall survive until 90 days following the expiration of the applicable statute of limitations (giving effect to any extensions thereof). The parties' respective covenants and agreements set forth herein shall survive indefinitely unless otherwise set forth therein or herein (except for those set forth in Sections 6.1, 6.5, 6.6, 6.7, 6.8, 6.9 and 6.14, each of which will survive until the Cut-off Date). The Closing shall not be deemed in any way to constitute a waiver by any party of any powers, rights or remedies it may have with respect to any obligations of the other parties hereunder, including without limitation with respect to any misrepresentation or breach of warranty known to such party at the time of the Closing. No claim shall be made with respect to any representation, warranty, covenant or agreement after it ceases to survive except that in the event that any member of the Investor Indemnified Group (as defined below) (i) receives notice of or identifies any matter which provides a reasonable basis for a claim to indemnification hereunder within the applicable period provided in this Section 10.1, and (ii) provides notice to the Companies of the receipt of such notice or of the matter so identified, and such claim shall not have been finally resolved before the expiration of the applicable period referred to in this Section 10.1, any representation, warranty, covenant or agreement that is the basis for such claim shall continue to survive with respect to such claim and shall remain a

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basis for indemnity as to such claim until such claim is finally resolved.

                  Section 10.2              INDEMNIFICATION.

                  (a) For purposes of this Agreement, "Losses" shall mean all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, diminution in value, costs and expenses (net of insurance reimbursement actually received by the Companies after taking into account any related deductibles and premium increases and net of any tax benefit (such as additional deductions due to increased liability for interest) from the payment or from the related underlying liability with respect to which the payment is made), including without limitation interest, penalties and attorneys' fees and expenses, asserted against, resulting to, or imposed upon or incurred by the Companies or the Investor Indemnified Group, or any member thereof, directly or indirectly, by reason of, relative to, or resulting from any inaccuracy of any representation or warranty (without taking into account any qualification as to materiality in such representations or warranties) or any breach or violation of any covenant or agreement of the Companies, the Operating Partnerships or any Subsidiary contained in the Transaction Documents or any certificate or other document delivered by the Companies or the Operating Partnerships in connection with the Closing, including, without limitation, any claims relating to the Companies, the Operating Partnerships, the Subsidiaries or any properties (former or current) owned, leased or managed by any of the foregoing. Notwithstanding the foregoing, Losses relating to one or more inaccuracies of any representation or warranty (but not with respect to any breach of any covenant or agreement) which would give rise individually to a Loss of less than $50,000 shall be deemed not to be a Loss for which indemnification is required under this Section 10.2, except to the extent it is a Covered Loss (each such Loss a "De Minimis Exclusion").

                  Without limiting the foregoing, Losses shall include, without limitation, (i) amounts incurred by the Companies or the Operating Partnerships as compared to the Companies' or the Operating Partnerships' business, properties, prospects, operations, financial condition or results of operation as represented and warranted pursuant to Article III, (ii) amounts expended by the Companies to attain Year 2000 Compliance in excess of the amounts provided for in the Year 2000 Plan, (iii) payments made or required to be made (other than (A) commitment fees payable to the Investors or to the parties to the Bank Facility, (B) indebtedness to be repaid or refinanced in connection with the transactions contemplated hereby and (C) professional fees incurred in connection with the transactions contemplated hereby) to third parties as a result of the consummation of the transactions contemplated

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

hereby, including without limitation payments made to third parties in order to obtain the consent of any party to the transactions contemplated hereby or amendments or terminations of existing agreements as contemplated by this Agreement and payments required to be made to third parties as a result of the failure to obtain the consent of any party as a result of the consummation of the transactions contemplated by the Transaction Documents or the amendment or termination of any existing agreement, whether or not the Investors were aware of any such consent, amendment or termination, (iv) if the number of shares of Wyndham Common Stock outstanding after effecting the Restructuring Plan exceeds the Outstanding Paired Share Amount (but before giving effect to the issuance of the Shares and the Rights Offering Shares), the fair market value of the shares of Wyndham Common Stock constituting such excess, (v) payments made to the holders of Series B Preferred Stock of Patriot in redemption of their shares in excess of the stated amount of such shares, (vi) payments made in connection with the defense, settlement or disposition of any suit, action, claim or proceeding commenced by a current or former stockholder of the Companies or current or former limited partner of the Operating Partnerships arising out of or related to (A) this Agreement or the transactions contemplated hereby, whether arising before or after the Closing, and (B) any action or failure to act by the Companies or the Subsidiaries at or prior to the Closing (including without limitation in connection with any registration rights, redemption rights or similar agreement), whether asserted before or after the Closing (the amounts set forth in clauses (iii), (iv), (v) and (vi) being referred to as "Covered Losses"), and (vii) if the Management Agreement, dated as of May 10, 1995, as amended, with respect to the Wyndham Anatole (the "Anatole Management Contract") shall be terminated prior to May 10, 2004 pursuant to Section 12.2(2)(ii) of the Anatole Management Agreement (a "Covered Anatole Termination"), $1.25 million per fiscal quarter for each full or partial three month period (prorated for the number of days elapsed in any partial three month period) remaining in such period following the Covered Anatole Termination. The fair market value of the amount of diminutions of the earnings stream for, or other value of, real estate assets, other property or contracts, and the amount of increased expenditures, including without limitation for Year 2000 Compliance, reflagging costs and property improvement plans or programs required from third parties, will be taken into account in determining Losses.

                  (b) (i) The Companies and the Operating Partnerships hereby agree, jointly and severally, to indemnify, defend and hold harmless the Investors and their respective directors, officers, employees, affiliates and associates (the "Investor Indemnified Group") from and against any and all Losses; provided, however, that (i)

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

any indemnification in respect of breaches of representations and warranties shall be operative and effective only to the extent the amount of all Losses, in the aggregate, relating thereto, exceed $20 million (the "First Basket") and
(ii) any indemnification in respect of Covered Losses shall be operative and effective only to the extent that such Covered Losses, in the aggregate, exceed $25 million (the "Second Basket"); PROVIDED, FURTHER, that (i) indemnification in respect of Losses relating to a Covered Anatole Termination will not be subject to the First Basket or the Second Basket and (ii) indemnification in respect of Losses relating to breaches of covenants and agreements will not be subject to the First Basket or the Second Basket or subject to the Cap (as defined below). In the event that Losses in excess of the Second Basket have been incurred, the Companies and the Operating Partnerships may, at their election, choose to allocate the unused portion of the First Basket to increase the Second Basket by an amount not to exceed the unused amount of the First Basket. Required indemnification payments by the Companies to the Investors under this Section 10.2(b)(i) with respect to Losses described in Section 10.2(a) shall not exceed $150 million (the "Cap") (other than with respect to payments expressly excluded from the Cap). The application of all indemnification payments under this Section 10.2 toward the Cap (other than with respect to payments that are expressly excluded from the Cap, which shall not be so applied), shall equal the product of (i) the amount of Loss with respect to each such indemnification payment and (ii) a fraction, (A) the numerator of which is another fraction, (x) the numerator of which is the difference between
(I) 1,000,000,000 and (II) the product of (X) the number of shares of Series B Preferred Stock redeemed in the Rights Offering (which in no event shall be greater than 3,000,000) and (Y) the Stated Amount (as defined in the Series B Certificate of Designation), and (y) the denominator of which shall be 8.59, and
(B) the denominator of which is 283,440,377. Notwithstanding the foregoing, no further indemnification payments under this Section 10.2 shall be due or payable at such time as the cumulative amount of such indemnification payments paid and applied toward the Cap pursuant to the foregoing formula equals the lesser of
(i) $150 million and (ii) $155.7 million times a fraction, (A) the numerator of which is the difference between (x) 10,000,000 and (y) the number of shares of Series A Preferred Stock outstanding immediately following the closing of the Rights Offering (which in no event shall be greater than 3,000,000), and the (B) denominator of which shall be 10,000,000.

                  (ii) The Companies and the Operating Partnerships hereby agree, jointly and severally, to indemnify, defend and hold harmless the Investor Indemnified Group from and against any and all Losses specifically defined for purposes of this Section 10.2(b)(ii) relating to (A) the entry by the Companies or any

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

Subsidiary into a closing agreement with, or the issuance of a ruling by, the IRS related to the hotel listed in Section 3.21(l) of the Company Disclosure Letter in connection with Patriot's organization, operation or qualification as a REIT for the year ended December 31, 1998, if such Losses exceed $2 million; and/or (B) other than failures that are effectively cured by the closing agreement referred to in clause (A) above, any failure of Patriot to be duly organized, operated and qualified as a REIT for the taxable year ended December 31, 1998 if such failure is related to or results from the hotel or the operations of the hotel listed in Section 3.21(l) of the Company Disclosure Letter. For purposes of this Section 10.2(b)(ii), Losses shall include without limitation payment of taxes and related penalties and interest, shall not be reduced for any De Minimus Exclusion and shall not require any inaccuracy of any representation or warranty or any breach or violation of any covenant or agreement. The indemnification provided under this Section 10.2(b)(ii) shall be determined without regard to the First Basket or the Second Basket and will not be subject to the Cap.

                  (c) The Companies' obligations to make payments pursuant to this Section 10.2 shall be satisfied as an adjustment to the conversion price of the Shares as provided in Section 8(b)(iii) of the Series B Certificate of Designation; PROVIDED, that any payments in respect of a Covered Anatole Termination shall be satisfied in cash and may not be satisfied through a conversion price adjustment.

                  (d) To the extent that the conversion price of the Shares is to be adjusted pursuant to this Section 10.2, such adjustment shall be made in accordance with the Series B Certificate of Designation.

                  (e) In the event that any counterparties to the Forward Equity Contracts sell shares released as collateral under the Forward Equity Contracts after December 31, 1998 (the "Forward Equity Contract Shares") with net proceeds to the Companies of less than $8.75 per share, Losses shall be deemed to include the difference between $8.75 and the weighted average price at which Forward Equity Contract Shares were credited, multiplied by the number of shares so released. The Losses set forth in this Section 10.2(e) shall not be subject to the First Basket or the Second Basket or subject to the Cap.

                  (f) The rights and remedies of the Investors with respect to the representations and warranties of the Companies and the Operating Partnerships, including without limitation the matters referred to in this
Section 10.2, are limited to their rights under this Article X, and the Investors shall have no independent or other

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rights or remedies with respect thereto, including without limitation the right of rescission.

                  Section 10.3 TERMS OF INDEMNIFICATION. The obligations and liabilities of the Companies and the Operating Partnerships with respect to Claims by third parties will be subject to the following terms and conditions:

                  (a) the Investors will give the Companies prompt notice of any Claims asserted against, resulting to, imposed upon or incurred by the Investors, directly or indirectly, and the Companies will undertake the defense thereof by representatives of their own choosing which are reasonably satisfactory to the Investors; PROVIDED, that the failure of the Investors to give notice as provided in this Section 10.3 shall not relieve the Companies and the Operating Partnerships of their obligations under this Article X, except to the extent that such failure has materially and adversely affected the rights of the Companies;

                  (b) if within a reasonable time after notice of any Claim, the Companies fail to defend, the Investors will have the right to undertake the defense, compromise or settlement of such Claims on behalf of and for the account and at the risk of the Companies, subject to the right of the Companies to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof;

                  (c) if there is a reasonable probability that a Claim may materially and adversely affect an Investor other than as a result of money damages or other money payments, such Investor will have the right at its own expense to defend (provided that the indemnifying party shall continue to control the defense and the indemnified party shall have the right to participate in such defense), or co-defend, such Claim;

                  (d) with respect to any Claim to which any Investor is specifically named, the Companies on one hand and any Investor on the other will not, without the prior written consent of the other, settle or compromise any Claim or consent to entry of any judgment relating to any such Claim;

                  (e) with respect to any Claim asserted against an Investor, such Investor will have the right to employ one counsel of its choice in each applicable jurisdiction (if more than one jurisdiction is involved) to represent such Investor if, in such Investor's counsel's reasonable judgment, a conflict of interest between such

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Investor and the indemnifying party exists in respect of such Claim, and in that event the fees and expenses of such separate counsel, with respect to such Claim, shall be paid by such indemnifying party; and

                  (f) the Companies will provide the Investors reasonable access to all records and documents of the Companies relating to any Claim.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF).

                  Section 11.2 JURISDICTION; FORUM; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement each of the Companies, the Operating Partnerships and the Investors (including without limitation their Permitted Assignees and Permitted Third Party Transferees) hereby irrevocably:

                  (a) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, the United States District Court for the District of Delaware, or any state court located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of FORUM NON CONVENIENS or otherwise;

                  (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Companies, the Operating Partnerships or the Investors at their respective addresses referred to in Section 11.6 hereof; PROVIDED, HOWEVER, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and

                  (c) waives, to the fullest extent permitted by law, any right it may have to a trial by jury in any Proceeding.

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

                  Section 11.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors by operation of law and permitted assigns of the parties hereto. No assignment of this Agreement may be made by any party at any time, whether or not by operation of law, without the other parties' prior written consent, except that each Investor may assign any of its rights hereunder to one or more of its Permitted Assignees or Permitted Third Party Transferees or to the other Investors or any of their Permitted Assignees or Permitted Third Party Transferees without the Companies' consent provided that such other Investor or Permitted Assignee or Permitted Third Party Transferees expressly agrees in writing with the Companies to assume all of the assigning Investor's obligations hereunder; PROVIDED, that any transfer of Shares permitted hereunder, other than to a Permitted Assignee or Permitted Third Party Transferee of an Investor or to the other Investors, shall not entitle the transferee to the rights of the transferring Investor under this Agreement other than the registration rights pursuant to the Registration Rights Agreement.

                  Section 11.4 EFFECTIVENESS. On or prior to February 22, 1999, the Companies will provide to the Investors a complete and accurate copy of the definitive Company Disclosure Letter and the Investors will provide to the Companies a complete and accurate copy of the definitive Investor Disclosure Letter. For purposes of this Section 11.4, the "Review Deadline" shall mean (i) 11:59 p.m., Eastern Standard Time, on February 27, 1999 if the definitive Company Disclosure Letter is delivered to counsel to the Investors prior to 9:00 a.m., Eastern Standard Time, on February 22, 1999 and (ii) 12:00 p.m., Eastern Standard Time, on February 28, 1999 if the definitive Company Disclosure Letter is delivered to counsel to the Investors after 9:00 a.m. but prior to 5:00 p.m., Eastern Standard Time, on February 22, 1999. This Agreement, the Registration Rights Agreement and the Equity Commitment Letter shall become effective and binding on the Investors and the Companies only if at or prior to the Review Deadline (a) the Investors notify the Companies in writing that the definitive Company Disclosure Letter is acceptable to them, (b) the Investors notify the Companies in writing that the Investors have entered into separate transaction support agreements with each of Karim Alibhai, Harlan Crow, Milton Fine, Rolf Ruhfus and Sherwood Weiser evidencing the support of such individuals as stockholders of the Companies and/or limited partners of the Operating Partnerships for the transactions contemplated by this Agreement and (c) the Investors shall have received reimbursement for $2.5 million of their expenses to date in compliance with Section 6.3(b). The first date on which the requirements of each of clauses (a), (b) and (c) of the previous sentence are met shall be the "Effective Date"; PROVIDED, that, at their election, upon written notice to the

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

Companies at or prior to the Review Deadline, the Investors may deem the Effective Date to occur if only the requirements of clause (a), or clauses (a) and (b), or clauses (a) and (c) are met within such period. The intent of this
Section 11.4 is that the Effective Date shall not occur unless the Investors and the Companies have agreed on a definitive Company Disclosure Letter, and, in all such events, any such agreement must have occurred (if at all) at or prior to the Review Deadline. Notwithstanding the foregoing, the provisions of paragraph 2 of the Letter of Intent, dated as of December 15, 1998 and amended through the date of this Agreement (the "Letter of Intent"), among the Companies and the Investors shall continue in full force and effect until (i) 11:59 p.m., Eastern Standard Time, on February 28, 1999 or (ii) if earlier, the Effective Date. Unless and until the Effective Date shall have occurred, the provisions of paragraph 3 of the Letter of Intent shall survive and continue in full force and effect. If the Effective Date shall not occur, the provisions of paragraph 3 of the Letter of Intent shall survive and continue in full force and effect.

                  Section 11.5 ENTIRE AGREEMENT; AMENDMENT. Other than as provided in Section 11.4, this Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and except as provided in Section 11.4, the Letter of Intent shall not survive the execution of this Agreement. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Companies and by Investors who have made commitments to purchase at least two-thirds of the Shares. Notwithstanding the foregoing, any amendment, waiver or other modification to this Agreement that would adversely affect any Investor may be effected only with the approval of all of the Investors.

                  Section 11.6 NOTICES, ETC. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to the Investor, at the most current address given by the Investor to the Companies by means of a notice given in accordance with the provisions of this
Section 11.5, which address initially is, with respect to the Investor as of the date hereof, the address set forth next to Investor's name on the signature pages hereof, with a copy to Randall H. Doud, Esq., telecopier number (212) 735-2000, and with respect to each Investor who becomes such after the date hereof, the address of such Investor in the stock records of the Companies, and
(ii) if to the Companies or the Operating Partnerships, at 1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207, telecopier number (214) 863-

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1527, Attention: General Counsel, with a copy to Gilbert G. Menna, P.C., telecopier number (617) 523-1231. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is confirmed, if telecopied; and on the next business day, if timely delivered to a courier guaranteeing overnight delivery.

                  Section 11.7 CERTAIN DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

                  (a) "knowledge of the Companies" shall mean the knowledge of any director or executive officer of the Companies and those individuals identified on Section 11.7(a) of the Company Disclosure Letter, after due inquiry;

                  (b) "beneficial ownership" shall have the meaning as such term is used in Rule 13d-3 promulgated under the Exchange Act; and

                  (c) unless otherwise specified herein, references throughout this Agreement to the "consent" of the Investors shall mean the consent of the Investors who have made commitments to purchase at least two-thirds of the Shares.

                  Section 11.8 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to the Companies, the Operating Partnerships or the Investors upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of the Companies, the Operating Partnerships or the Investors nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Companies, the Operating Partnerships or the Investors of any breach or default under this Agreement, or any waiver on the part of any such party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to the Companies, the Operating Partnerships or the Investors shall be cumulative and not alternative.

                  Section 11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by only one of the

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parties hereto, each of which shall be enforceable against the party actuallyexecuting such counterpart, and all of which together shall constitute one instrument.

                  Section 11.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  Section 11.11 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The terms "affiliate" and "associate" shall have the meanings ascribed to them in Rule 12b-2 promulgated under the Exchange Act.

                  Section 11.12 NO PUBLIC ANNOUNCEMENT. None of the Companies, the Operating Partnerships, the Subsidiaries or the Investors shall make any press release, public announcement or filing with any Governmental Entity concerning the transactions contemplated by the Transaction Documents, except as and to the extent that any such party shall be obligated to make any such disclosure by this Agreement, by law or by the NYSE and then only after consultation with the other regarding the basis of such obligation and the content of such press release, public announcement or filing or as the parties shall mutually agree. The parties agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Documents shall be in the form heretofore agreed to by the parties.

                  Section 11.13 FURTHER ACTIONS; REASONABLE EFFORTS.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Transaction Documents, including without limitation (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from governmental or regulatory entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Transaction Documents or the consummation of the transactions contemplated thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity or any Restraint vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Transaction Documents; PROVIDED that, in connection with the foregoing, the Companies and the Subsidiaries shall reimburse the Investors for any costs and expenses incurred by them in connection with the foregoing.

                  (b) In connection with and without limiting the foregoing, the parties shall use reasonable efforts (i) to take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Transaction Documents or any of the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Transaction Documents or any other transaction contemplated thereby, to take all action necessary to ensure that the transactions contemplated by the Transaction Documents may be consummated as promptly as practicable on the terms contemplated thereby and otherwise to minimize the effect of such statute or regulation on the transactions contemplated by the Transaction Documents.

                  Section 11.14 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

                  IN WITNESS WHEREOF, each of the undersigned has caused the foregoing Agreement to be executed under seal by one of its duly authorized officers as of the date first above written.

                               PATRIOT AMERICAN HOSPITALITY, INC.


                               By: /s/Paul A. Nussbaum
                                  -------------------------------
                               Name: Paul A. Nussbaum
                               Title:Chairman and Chief Executive Officer
                               Address:   1950 Stemmons Freeway
                                          Suite 6001
                                          Dallas, Texas 75207

                               WYNDHAM INTERNATIONAL, INC.


                               By: /s/James D. Carreker
                                  -------------------------------
                               Name: James D. Carreker
                               Title:Chairman and Chief Executive Officer
                               Address:   1950 Stemmons Freeway
                                          Suite 6001
                                          Dallas, Texas 75207


                               PATRIOT AMERICAN HOSPITALITY
                               PARTNERSHIP, L.P.

                               By: PAH GP, INC., its General Partner


                               By: /s/Paul A. Nussbaum
                                  -------------------------------
                               Name: Paul A. Nussbaum
                               Title:Chairman and Chief Executive Officer
                               Address:   1950 Stemmons Freeway
                                          Suite 6001
                                          Dallas, Texas 75207

                               WYNDHAM INTERNATIONAL OPERATING
                               PARTNERSHIP, L.P.

                               By: Wyndham International, Inc., its General
                                   Partner


                               By: /s/James D. Carreker
                                  -------------------------------
                               Name: James D. Carreker
                               Title:Chairman and Chief Executive Officer
                               Address:   1950 Stemmons Freeway
                                          Suite 6001
                                          Dallas, Texas 75207



                  [Remainder of page intentionally left blank]

                               INVESTORS:


                               APOLLO REAL ESTATE
                               INVESTMENT FUND III, L.P.

                               By:  Apollo Real Estate Advisors III, L.P.,
                                    its General Partner

                                    By:  Apollo Real Estate Capital
                                         Advisors III, Inc., its General Partner

                               By:  /s/Ricardo Koenigsberger
                                  ------------------------------------------
                               Name: Ricardo Koenigsberger
                               Title:Vice President

                               APOLLO INVESTMENT FUND IV, L.P.

                               By:  Apollo Advisors, IV, L.P., its General
                                    Partner

                                    By:  Apollo Capital Management IV, Inc.,
                                                     its General Partner

                               By:   /s/ Marc Rowan
                                  ------------------------------------------
                               Name: Marc Rowan
                               Title: Vice President, Apollo Capital Mgmt., Inc.
                               Address: 1301 Avenue of the Americas
                                        38th Floor
                                        New York, New York 10019
                               Number of Shares to Be Purchased: 4,750,000
                               Investor Percentage: 47.5

                               THOMAS H. LEE EQUITY FUND IV, L.P.

                               By:  THL Equity Advisors IV, LLC

                               By:/s/Scott Sperling
                                  ------------------------------------------
                               Name: Scott Sperling
                               Title: Managing Director
                               Address:  75 State Street
                                         Suite 2600
                                         Boston, Massachusetts 02109
                               Number of Shares to Be Purchased: 3,243,632
                               Investor Percentage: 32.43632


                               THOMAS H. LEE FOREIGN FUND IV, L.P.

                               By:  THL Equity Advisors IV, LLC

                               By:/s/Scott Sperling
                                  ------------------------------------------
                               Name: Scott Sperling
                               Title:  Managing Director
                               Address:  75 State Street
                                         Suite 2600
                                         Boston, Massachusetts 02109
                               Number of Shares to Be Purchased: 1,179,915
                               Investor Percentage: 1.179915

                               THOMAS H. LEE CHARITABLE
                               INVESTMENT L.P.

                               By:  THL Equity Advisors IV, LLC

                               By: /s/Scott Sperling
                                  ------------------------------------------
                               Name: Scott Sperling
                               Title:  Managing Director
                               Address:  75 State Street
                                         Suite 2600
                                         Boston, Massachusetts 02109
                               Number of Shares to Be Purchased: 19,275
                               Investor Percentage: 0.19275

                               THL-CCI LIMITED PARTNERSHIP

                               By:  THL Equity Advisors IV, LLC

                               By:   /s/Scott Sperling
                                  ------------------------------------------
                               Name: Scott Sperling
                               Title:  Managing Director
                               Address:  75 State Street
                                         Suite 2600
                                         Boston, Massachusetts 02109
                               Number of Shares to Be Purchased: 12,529,330
                               Investor Percentage: 12.529330


                               BEACON CAPITAL PARTNERS, L.P.

                               By: Beacon Capital Partners, Inc., its General Partner


                               By:  /s/John C. Halsted
                                  ------------------------------------------
                               Name: John C. Halsted
                               Title: Senior Vice President
                               Address:  1 Federal Street
                                         26th Floor
                                         Boston, Massachusetts 02110

                               Number of Shares to Be Purchased: 1,500,000
                               Investor Percentage: 15

                               STRATEGIC REAL ESTATE INVESTMENTS I,
                               L.L.C.



                               By:    /s/Kenneth T. Rosen
                                  -------------------------------------------
                               Name:  Kenneth T. Rosen
                               Title: Manager
                               Address:   1995 University Avenue
                                          Suite 550
                                          Berkeley, California 94704
                               Number of Shares to Be Purchased: 250,000
                               Investor Percentage: 2.5